                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                               ANDREW CORPORATION,
                                ADIRONDACKS, INC.
                                       AND
                               ALLEN TELECOM INC.
                          DATED AS OF FEBRUARY 17, 2003

                                TABLE OF CONTENTS

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ARTICLE I.         THE MERGER.................................................................    1
     Section 1.1.       The Merger............................................................    1
     Section 1.2.       Effective Time of the Merger..........................................    1
     Section 1.3.       Closing...............................................................    2
ARTICLE II.        THE SURVIVING CORPORATION..................................................    2
     Section 2.1.       Certificate of Incorporation..........................................    2
     Section 2.2.       By-Laws...............................................................    2
     Section 2.3.       Directors and Officers of Surviving Corporation.......................    2
     Section 2.4.       Directors and Officers of Parent......................................    2
     Section 2.5.       Certificate of Incorporation of Parent................................    2
ARTICLE III.       CONVERSION OF SHARES.......................................................    3
     Section 3.1.       Exchange Ratio........................................................    3
     Section 3.2.       Exchange of Company Stock; Procedures.................................    4
     Section 3.3.       Dividends; Escheat....................................................    5
     Section 3.4.       No Fractional Securities..............................................    5
     Section 3.5.       Closing of Company Transfer Books.....................................    6
     Section 3.6.       Further Assurances....................................................    6
     Section 3.7.       Lost Certificates.....................................................    6
     Section 3.8.       Withholding Rights....................................................    6
ARTICLE IV.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................    7
     Section 4.1.       Corporate Organization; Related Entities..............................    7
     Section 4.2.       Capitalization........................................................    8
     Section 4.3.       Authority Relative to This Agreement..................................    9
     Section 4.4.       Consents and Approvals; No Violations.................................    9
     Section 4.5.       Reports and Financial Statements......................................   10
     Section 4.6.       Absence of Certain Changes or Events..................................   10
     Section 4.7.       Litigation............................................................   10
     Section 4.8.       Absence of Undisclosed Liabilities....................................   11
     Section 4.9.       No Defaul.............................................................   11
     Section 4.10.      Taxes.................................................................   11
     Section 4.11.      Intellectual Property.................................................   14
     Section 4.12.      Environmental Liability...............................................   15
     Section 4.13.      Section 203 of the DCGL; Stockholder Rights Plan......................   16
     Section 4.14.      Information in Disclosure Documents and Registration Statement........   17
     Section 4.15.      Employees.............................................................   17
     Section 4.16.      Employee Benefit Plans; ERISA.........................................   18
     Section 4.17.      Permits...............................................................   19
     Section 4.18.      Compliance with Law...................................................   19
     Section 4.19.      Vote Required.........................................................   20
     Section 4.20.      Opinion of Financial Advisor..........................................   20

                               TABLE OF CONTENTS
                                  (continued)

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     Section 4.21.      Affiliate Transactions................................................   20
     Section 4.22.      Brokers...............................................................   20
     Section 4.23.      Reorganization........................................................   20
     Section 4.24.      Contracts.............................................................   20
     Section 4.25.      Operation of the Company's Business; Relationships....................   21
     Section 4.26.      Change in Control Payments............................................   21
     Section 4.27.      Insurance.............................................................   22
ARTICLE V.         REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...........................   22
     Section 5.1.       Corporate Organization; Related Entities..............................   22
     Section 5.2.       Capitalization........................................................   23
     Section 5.3.       Authority Relative to This Agreement..................................   24
     Section 5.4.       Consents and Approvals; No Violations.................................   24
     Section 5.5.       Reports and Financial Statements......................................   24
     Section 5.6.       Absence of Certain Changes or Events..................................   25
     Section 5.7.       Litigation............................................................   25
     Section 5.8.       Absence of Undisclosed Liabilities....................................   25
     Section 5.9.       No Default............................................................   26
     Section 5.10.      Taxes.................................................................   26
     Section 5.11.      Intellectual Property.................................................   28
     Section 5.12.      Environmental Liability...............................................   28
     Section 5.13.      Section 203 of the DCGL; Stockholder Rights Plan......................   29
     Section 5.14.      Information in Disclosure Documents and Registration Statement........   29
     Section 5.15.      Employees.............................................................   30
     Section 5.16.      Employee Benefit Plans; ERISA.........................................   30
     Section 5.17.      Permits...............................................................   31
     Section 5.18.      Compliance with Law...................................................   31
     Section 5.19.      Vote Required.........................................................   32
     Section 5.20.      Opinion of Financial Advisor..........................................   32
     Section 5.21.      Affiliate Transactions................................................   32
     Section 5.22.      Brokers...............................................................   32
     Section 5.23.      Reorganization........................................................   32
     Section 5.24.      Contracts.............................................................   33
     Section 5.25.      Change in Control Payments............................................   33
     Section 5.26.      Operation of Parent's Business; Relationships.........................   33
     Section 5.27.      Insurance.............................................................   33
ARTICLE VI.        CONDUCT OF BUSINESS PENDING THE MERGER.....................................   33
     Section 6.1.       Conduct of Business by the Company and its Subsidiaries Pending the
                         Merger...............................................................   33
     Section 6.2.       Conduct of Business by Parent Pending the Merger......................   35
     Section 6.3.       Conduct of Business of Sub............................................   36

                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE VII.       ADDITIONAL AGREEMENTS......................................................   36
     Section 7.1.       Access and Information................................................   36
     Section 7.2.       No Solicitation by Parent.............................................   36
     Section 7.3.       No Solicitation by the Company........................................   39
     Section 7.4.       Registration Statement................................................   41
     Section 7.5.       Proxy Statement-Prospectus; Stockholder Approvals.....................   41
     Section 7.6.       Compliance with the Securities Act....................................   42
     Section 7.7.       Reasonable Best Efforts...............................................   43
     Section 7.8.       Company Stock Options.................................................   43
     Section 7.9.       Public Announcements..................................................   44
     Section 7.10.      Directors' and Officers' Indemnification..............................   45
     Section 7.11.      Expenses..............................................................   46
     Section 7.12.      Listing Application...................................................   46
     Section 7.13.      Supplemental Disclosure...............................................   46
     Section 7.14.      Letters of Accountants................................................   47
     Section 7.15.      Consulting and Other Agreements.......................................   47
     Section 7.16.      Employee Benefit Plans................................................   47
     Section 7.17.      Stockholder Litigation................................................   48
ARTICLE VIII.      CONDITIONS TO CONSUMMATION OF THE MERGER...................................   48
     Section 8.1.       Conditions to Each Party's Obligation to Effect the Merger............   48
     Section 8.2.       Conditions to Obligations of Parent and Sub to Effect the Merger......   49
     Section 8.3.       Conditions to Obligation of the Company to Effect the Merger..........   49
ARTICLE IX.        TERMINATION................................................................   50
     Section 9.1.       Termination...........................................................   50
     Section 9.2.       Effect of Termination.................................................   52
     Section 9.3.       Amendment.............................................................   52
     Section 9.4.       Extension; Waiver.....................................................   52
     Section 9.5.       Fees and Expenses.....................................................   53
ARTICLE X.         GENERAL PROVISIONS.........................................................   54
     Section 10.1.      Survivability.........................................................   54
     Section 10.2.      Knowledge.............................................................   54
     Section 10.3.      Notices...............................................................   55
     Section 10.4.      Descriptive Headings; Interpretation..................................   55
     Section 10.5.      Entire Agreement; Assignment..........................................   56
     Section 10.6.      Governing Law.........................................................   56
     Section 10.7.      Severability..........................................................   56
     Section 10.8.      Counterparts..........................................................   56

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of February 17, 2003 (this "AGREEMENT"), by and among Andrew Corporation, a Delaware corporation ("PARENT"), Adirondacks, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("SUB"), and Allen Telecom Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors (and Parent as the sole stockholder of Sub) have approved this Agreement and the merger of the Company with and into Sub in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         Section 1.1. The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Sub (the "Merger"), the separate existence of the Company shall thereupon cease, and Sub shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL. At Parent's option, the Merger may be structured so that (i) any direct Subsidiary of Parent other than Sub is merged with and into the Company or (ii) the Company is merged with and into Parent or any direct Subsidiary of Parent. In the event of such an election by Parent, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         Section 1.2. Effective Time of the Merger. The Merger shall become effective at the time of filing of a properly executed Certificate of Merger in the form required by and executed in accordance with the provisions of the DGCL. The parties to this Agreement shall cause such filing to be made simultaneously with the Closing (as defined in Section 1.3). When used in this

Agreement, the term "EFFECTIVE TIME" shall mean the date and time at which the Merger shall become effective.

         Section 1.3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardner Carton & Douglas LLC, 191 N. Wacker Drive, Suite 3700, Chicago, Illinois, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of those conditions) are satisfied or waived (subject to applicable law) or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "CLOSING DATE").

                                   ARTICLE II.

                            THE SURVIVING CORPORATION

         Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Allen Telecom Inc."

         Section 2.2. By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

         Section 2.3. Directors and Officers of Surviving Corporation.

                  (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation, and each shall hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                  (b) The officers as set forth on Exhibit A shall be the initial officers of the Surviving Corporation, and each shall hold office until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

         Section 2.4. Directors and Officers of Parent. The directors of Parent at the Effective Time shall continue as the directors of Parent after the Effective Time; except that Parent shall cause the number of directors serving on its board to be increased to twelve (12) and cause Philip Wm. Colburn and Robert G. Paul to be elected to the board to hold office from the period commencing one (1) business day after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of Parent or as otherwise provided by law.

         Section 2.5. Certificate of Incorporation of Parent. At the Effective Time, the Certificate of Incorporation of Parent shall be amended and restated substantially in the form of Exhibit B (the "AMENDED AND RESTATED CHARTER").

                                  ARTICLE III.

                              CONVERSION OF SHARES

         Section 3.1. Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(f)) shall be converted into the right to receive a number of shares of Common Stock, par value, $.01 per share of Parent (the "PARENT COMMON STOCK"), equal to 1.775 (the "EXCHANGE RATIO"), payable upon the surrender of the certificate (or a lost security affidavit in form satisfactory to Parent) formerly representing such share of Company Common Stock in accordance with Section 3.2 hereof.

                  (b) Each outstanding share of Common Stock, $0.01 par value per share ("SUB COMMON STOCK"), of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (c) Each outstanding share of Series D 7.75% Convertible Preferred Stock of the Company, no par value per share (the "COMPANY PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(f)) shall be converted into the right to receive one share of Series A 7.75% Convertible Preferred Stock of Parent, no par value per share ("PARENT PREFERRED STOCK"), authorized pursuant to the Amended and Restated Charter, payable immediately upon the surrender of the certificate (or a lost security affidavit in form satisfactory to Parent) formerly representing such share of Company Preferred Stock in accordance with Section 3.2 of this Agreement. Shares of Parent Preferred Stock shall have, in respect of Parent, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon as the shares of Company Preferred Stock had in respect of the Company immediately prior to the Effective Time. Prior to the Closing, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon conversion of the Parent Preferred Stock.

                  (d) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock and Company Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Common Stock ("COMMON CERTIFICATES") or of Company Preferred Stock ("PREFERRED CERTIFICATES" and together with the Common Certificates, the "CERTIFICATES") shall thereafter cease to have any rights with respect to such shares of Company Common Stock or Company Preferred Stock, respectively, except as provided herein or by law.

                  (e) Each outstanding option to purchase Company Common Stock (each, a "COMPANY STOCK OPTION") shall be assumed or otherwise provided for by Parent as more specifically provided in Section 7.8.

                  (f) All shares of Company Common Stock and Company Preferred Stock that, in either case, are (i) held by the Company as treasury shares or
(ii) owned by Parent or any wholly-owned Subsidiary of Parent shall be canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (1) such party or any other Subsidiary of such party is a general partner excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership or (2) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization that is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

         Section 3.2. Exchange of Company Stock; Procedures.

                  (a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "EXCHANGE AGENT"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock and Parent Preferred Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock or Company Preferred Stock, which shares of Parent Common Stock and Parent Preferred Stock shall be deemed to have been issued at the Effective Time. Parent agrees to make available directly or indirectly to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.4 and any dividends and other distributions pursuant to Section 3.3.

                  (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate that was converted pursuant to Section 3.1 into the right to receive shares of Parent Common Stock or Parent Preferred Stock, as the case may be (i) a form of letter of transmittal (such letter to be reasonably acceptable to the Company prior to the Effective Time) specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock or Parent Preferred Stock, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common

Stock or Parent Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article III, (y) a check in an amount equal to the cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled and (z) any dividends or distributions to which such holder may be entitled pursuant to Section 3.3. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock or Parent Preferred Stock, as the case may be may be issued to a transferee if the Certificate representing such Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock or Parent Preferred Stock, as the case may be, cash in lieu of any fractional shares of Parent Common Stock and any dividends or distributions, which may be payable pursuant to Section 3.3 hereof.

         Section 3.3. Dividends; Escheat. No dividends or distributions that are declared on shares of Parent Common Stock or Parent Preferred Stock, as the case may be will be paid to persons entitled to receive certificates representing shares of Parent Common Stock or Parent Preferred Stock, as the case may be until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock or Parent Preferred Stock, as the case may be shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock or Parent Preferred Stock, as the case may be which have a record date on or after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement; and any holders of Company Common Stock or Company Preferred Stock who have not theretofore complied with this
Article III shall look thereafter only to the Surviving Corporation for the shares of Parent Common Stock or Parent Preferred Stock, as the case may be, any dividends or distributions thereon and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Common Stock or Company Preferred Stock for any shares of Parent Common Stock or Parent Preferred Stock, as the case may be, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         Section 3.4. No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock or Parent Preferred Stock, as the case may be shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Parent Common Stock on the NASDAQ National Market ("NNM") for the five (5) trading days immediately preceding the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit or cause the Surviving Corporation to deposit, such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         Section 3.5. Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.

         Section 3.6. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         Section 3.7. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the number of shares of Parent Common Stock or Parent Preferred Stock to which such person is entitled pursuant to Section 3.1 with respect to the shares of Company Common Stock or Company Preferred Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 3.4, and unpaid dividends and distributions on shares of Parent Common Stock or Parent Preferred Stock to which such holders are entitled pursuant to this Agreement.

         Section 3.8. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Preferred Stock, Company Stock Options or any other equity rights in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub as follows:

         Section 4.1. Corporate Organization; Related Entities.

                  (a) The Company and each Subsidiary of the Company which would be required to be set forth on an exhibit to the Company's Annual Report on Form 10-K pursuant to the rules and regulations under the Exchange Act (each of which is identified on Schedule 4.1(a)) (each, a "COMPANY SUBSIDIARY") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Schedule 4.1(a) lists, and the Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business and is in good standing in, every jurisdiction where the character of the Company's or the Company Subsidiary's properties (owned or leased) or the nature of its activities makes such qualification or licensure necessary, except for failures, if any, to be so qualified or licensed, which in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined).

                  (b) Except as set forth on Schedule 4.1(b), the Company does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity. Except as set forth on Schedule 4.1(b) and for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Company's Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by the Company, free of any Liens, preemptive rights or other restrictions with respect thereto.

                  (c) The copies of the Certificate of Incorporation and By-Laws or other comparable governing documents of the Company and each Company Subsidiary heretofore made available to Parent are complete and correct copies of such instruments as presently in effect.

                  (d) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with any person, (i) any change, effect, event, occurrence or state of facts that, after considering any insurance coverage, the applicability of which has been assured, in writing, by the insurer, which must be financially sound, and any reserves provided for in such person's financial statements is, or would reasonably be expected to be, materially adverse to the business, operations, assets (including intangible assets), liabilities (including contingent liabilities), financial condition or results of operations of such person and its Subsidiaries taken as a whole, other than any change, effect, event or occurrence (A) relating to the economy of the United States or any other region in general (which changes, effects, events or occurrences do not disproportionately affect such person) or (B) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (ii) any change, effect, event, occurrence or state of facts that could reasonably be expected to materially impair or delay the ability of such person to perform its obligations under this Agreement, and the terms "MATERIAL" and "MATERIALLY" (other than as used in this 00), have correlative meanings; provided that any change in the price of the common stock of a person shall not be deemed by itself to constitute a "Material Adverse Change" or "Material Adverse Effect." A "Material Adverse Change" or "Material Adverse Effect" when used in connection with the Company and its Subsidiaries shall be referred to herein as a "Company Material Adverse Change" or a "Company Material Adverse Effect," as the case may be, and a "Material Adverse Change" or "Material Adverse Effect" when used in connection with Parent and its Subsidiaries shall be referred to herein as a "Parent Material Adverse Change" or a "Parent Material Adverse Effect," as the case may be.

         Section 4.2. Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, 30,612,301 of which are issued and outstanding; 3,000,000 shares of preferred stock, no par value per share, of which 1,150,000 have been designated as Series D 7.75% Convertible Preferred Stock, of which 1,000,000 shares are issued and outstanding. As of the date of this Agreement, 3,560,377 shares of Company Common Stock and no shares of preferred stock of the Company are reserved for issuance pursuant to the Company Stock Options and all other employee benefit plans of the Company and 6,493,507 shares of Company Common Stock are reserved for the conversion of, and 6,052,631 shares of Company Common Stock are reserved for payment of Company Common Stock dividends on, the Company Preferred Stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

                  (b) Except as disclosed in this Section 4.2 or on Schedule 4.2(b), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries, as the case may be, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) there is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                  (c) Except as set forth on Schedule 4.2(c), none of the awards, grants or other agreements pursuant to which Company Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" or similar events.

         Section 4.3. Authority Relative to This Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders' meeting contemplated by Section 7.5(a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         Section 4.4. Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of the Company or any Subsidiary of the Company, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory body, authority or administrative agency or commission (a "GOVERNMENTAL ENTITY"), except in connection with or in order to comply with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and those other governmental approvals specifically set forth on Schedule 4.4 (the "OTHER GOVERNMENTAL Approvals"), for the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "SECURITIES ACT") with respect to Parent Common Stock and Parent Preferred Stock to be offered to the holders of Company Common Stock and Company Preferred Stock, the filing of the Proxy Statement-Prospectus under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), filings or approvals required under state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers (the "NASD") and the filing and recordation of the Certificate of Merger as required by the DGCL, (iii) except as set forth on
Schedule 4.4 hereto, require any consent or approval under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("LIENS"), on any property or asset of the Company or any Subsidiary of the Company pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement, arrangement or other instrument or obligation, whether written or oral (each, a "CONTRACT"), to which the Company or any Subsidiary of the Company is a party or by which it or any of their respective properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets, except, in the case of clauses
(ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval could not reasonably be expected to have, or where such violations, breaches or defaults or Liens could not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

         Section 4.5. Reports and Financial Statements. The Company has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since December 31, 1998 (collectively, the "COMPANY SEC REPORTS"), and has previously made available to Parent true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of the Company as at the dates thereof and the consolidated results of operations and cash flows of the Company for the periods then ended. Except as disclosed in the Company SEC Reports or on Schedule 4.5, since December 31, 2001, there has been no change in any of the significant accounting (including tax accounting) policies or procedures of the Company or any of its consolidated Subsidiaries.

         Section 4.6. Absence of Certain Changes or Events. Except as set forth on Schedule 4.6 or in the Company SEC Reports filed as of the date of this Agreement, since December 31, 2001, (i) the Company and each Company Subsidiary has conducted its respective businesses and operations in the ordinary course of business and consistent with past practices and has not taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company or any Subsidiary of the Company which has had or could reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 4.6 or as could not reasonably be expected to represent a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which the Company or any Company Subsidiary is a party.

         Section 4.7. Litigation. Except as disclosed on Schedule 4.7 and except for litigation disclosed in the notes to the financial statements included in the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001, or in the Company SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company or with respect to which the Company or any Subsidiary of the Company could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any Subsidiary of the Company which has had or could reasonably be expected to have, a Company Material Adverse Effect.

         Section 4.8. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's consolidated financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after September 30, 2002, in the ordinary course of business and consistent with past practice, and except as set forth on Schedule 4.8, the Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Company Material Adverse Effect.

         Section 4.9. No Default. Except as set forth in Schedule 4.9, neither the Company nor any Subsidiary of the Company is in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) its Certificate of Incorporation or By-Laws or other comparable governing documents, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets or (y) any Contract to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their respective properties or assets may be bound, except in the case of this clause
(b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.10.     Taxes.

                  (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and each Subsidiary of the Company for each of the years ended December 31, 1998, 1999, 2000 and 2001, inclusive.

                  (b) Except as disclosed in Schedule 4.10(b):

                    (i) All material returns, declarations, reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined) (collectively, "TAX RETURNS") required to be filed by the Company and each Subsidiary of the Company have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete.

                    (ii) The Company and each Subsidiary of the Company has timely paid all material Taxes due.

                    (iii) There are no material Liens for Taxes upon the assets of the Company or any Company Subsidiary except Liens for Taxes not yet due and payable.

                    (iv) No Tax Returns of the Company or any Subsidiary of the Company for Tax years for which the statute of limitations remains open or from which a net operating loss is currently being carried forward have been examined by the Internal Revenue Service (the "SERVICE") or any other taxing authority (state, local or foreign), nor is any such examination or audit pending nor has the Company or any Subsidiary of the Company received a notice of examination or audit from any taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Subsidiary of the Company which has not been resolved and paid or accrued in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company or any Subsidiary of the Company (excluding the time for filing of Tax Returns or paying Taxes). No taxing authority in any jurisdiction in which neither the Company nor any of its Subsidiaries files tax returns has claimed that the Company or any of its Subsidiaries is subject to Tax in such jurisdiction.

                    (v) The Company is the common parent corporation of an affiliated group of corporations (as defined in Section 1504 of the Code) (the "AFFILIATED GROUP"), which includes the Company and each domestic Subsidiary of the Company. The Affiliated Group has filed consolidated federal income Tax Returns for at least the last six years.

                    (vi) Neither the Company nor any Subsidiary of the Company has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which has had or could reasonably be expected to have a Company Material Adverse Effect.

                    (vii) The Company and each Subsidiary of the Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                    (viii) Neither the Company nor any Subsidiary of the Company is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

                    (ix) No power of attorney granted by the Company or any Subsidiary of the Company with respect to any Taxes or Tax Returns is currently in force.

                    (x) Neither the Company nor any Subsidiary of the Company has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary.

                    (xi) Neither the Company nor any Subsidiary of the Company is or has been during the applicable period specified in Section
897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code) and the Company shall provide a certificate to such effect at the Closing.

                    (xii) Neither the Company nor any Subsidiary of the Company has participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

                    (xiii) The charges, accruals and reserves for Taxes reflected on the books of the Company are adequate under GAAP to cover the Tax liabilities accruing or payable by the Company and each Subsidiary of the Company in respect of periods prior to the date hereof.

                    (xiv) Neither the Company nor any Subsidiary of the Company is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

                    (xv) Neither the Company nor any Subsidiary of the Company is subject to liability for Taxes of any other person (other than with respect to the Company), including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

                    (xvi) No indebtedness of the Company or any of the Company's Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

                    (xvii) Neither the Company nor any of its Subsidiaries has entered into any transfer pricing agreements with the Service or other like arrangements with respect to any foreign jurisdiction.

                    (xviii) Neither the Company nor any of its Subsidiaries has either distributed stock of a controlled corporation pursuant to Section 355 of the Code or had its stock distributed by another corporation pursuant to Section 355 of the Code.

                    (xix) Neither the Company nor any of its Subsidiaries has entered into any transaction that is required to be disclosed or registered as a tax shelter or is a "listed transaction" pursuant to Section 6011, 6111 or 6112 of the Code or the regulations and Service pronouncements promulgated thereunder.

                    (xx) For purposes of this Agreement, "TAXES" (including, with correlative meaning, the term "TAX") shall include all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

         Section 4.11. Intellectual Property. The Company or a Subsidiary of the Company owns, licenses or otherwise has such rights to use, sell, license or dispose of all industrial and intellectual property rights, including, without limitation, all: (1) patents, patent applications and other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect, in any jurisdiction throughout the world ("PATENTS"); (2) trademarks, service marks, trade names, brand names, trade dress, slogans, logos, Internet domain names, applications for registration of any of the foregoing, and unregistered forms of the foregoing ("TRADEMARKS"); (3) copyright registration(s) and applications for copyright registration ("COPYRIGHTS"); (4) software, computer systems, content and databases (including CD-ROMs) ("SOFTWARE"); (5) technology, know-how, trade secrets, proprietary processes and formulae (collectively, "INTELLECTUAL PROPERTY") as are used in the conduct of the business of the Company and its Subsidiaries as currently conducted. Set forth on Schedule 4.11, with the owner, title and brief description, registration and/or application number and country of registration and/or application and use indicated, as applicable, is a true and complete listing of (i) all of the Company's and its Subsidiaries' registered and pending applications for Trademarks, Patents and Copyrights, and
(ii) Trademarks, Patents and Copyrights that are used in conjunction with the business of the Company and its Subsidiaries and are licensed from third parties, indicating the identity of the licensor. The rights of the Company and its Subsidiaries to all such Intellectual Property are in full force. Except as set forth on Schedule 4.11:

                  (a) the Company and its Subsidiaries have the rights to bring actions for the infringement of its rights to the Intellectual Property necessary to protect such rights in the Intellectual Property, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect, and the consummation of the transactions contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any license or other agreement to use, sell, license or dispose of such Intellectual Property which in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect or (ii) in any way impair any currently existing right of the Company and its Subsidiaries to use, sell, license or dispose of or to bring any action for the infringement of any of the rights of the Company to the Intellectual Property or any portion thereof;

                  (b) none of the former or present employees, officers or directors of the Company or any of its Subsidiaries holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property used by the Company or any of its Subsidiaries; neither the Company nor any of its Subsidiaries licenses from any present or, to the Company's knowledge, former employees, officers or directors of the Company any Intellectual Property which is necessary for the business of the Company or any Company Subsidiary as presently conducted;

                  (c) each license and other agreement with respect to the use of any Intellectual Property currently used in the Company's or any Company Subsidiary's business is a valid, legally binding obligation of the Company or such Company Subsidiary and, to the best knowledge of the Company, all other parties thereto, enforceable in accordance with its terms, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect and except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and neither the Company nor any Company Subsidiary is in breach, violation or default thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation or default or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such license or agreement), and neither the Company nor any Company Subsidiary has any reason to believe that any other party to any such license or other agreement is in breach, violation or default thereof, other than, in each case, such breaches, violations and defaults as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect; and

                  (d) the operation of the Company's and its Subsidiaries' respective businesses and the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by the Company and its Subsidiaries or in the manner currently proposed to be used, sold, licensed or disposed of by the Company and its Subsidiaries does not and will not violate any license or agreement between the Company or any of its Subsidiaries and any third party; or, to the knowledge of the Company based, in part, on representations and warranties from third parties from whom Intellectual Property is licensed by the Company or any of its Subsidiaries, infringe on the proprietary rights of any person, nor has such an infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved). There is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which currently used, sold, licensed or disposed of by the Company or any of its Subsidiaries, nor is there a valid basis for any such claim or litigation, nor has the Company or any of its Subsidiaries received any notice asserting that the proposed operation of the Company's and its Subsidiaries' respective businesses or the use, sale, license or disposition by the Company of any of the Intellectual Property of the Company or any of its Subsidiaries conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect. None of the Intellectual Property is being infringed or otherwise used or available for use by any person other than the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has asserted any claim of infringement, misappropriation or misuse within the past three years, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.12. Environmental Liability.

                  (a) At all times prior to the Closing, except as disclosed on
Schedule 4.12, the Company and each of its Subsidiaries has complied in all respects with all Environmental Laws, except where the failure to comply has not had and could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed on Schedule 4.12, neither the Company nor any of its Subsidiaries has received any notice, report, or information (including information that any Action of any kind is pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental Laws relating to the Company or any of its Subsidiaries or the occupation or use of any of the Company's or any of its Subsidiaries' assets or any real properties formerly owned or leased by the Company or any of its Subsidiaries. The Company or one of its Subsidiaries holds all Material Permits under Environmental Laws necessary for the conduct of the Company's and its Subsidiaries' business as presently being conducted, and such Material Permits are valid and in full force and effect. "ENVIRONMENTAL LAWS" means any and all federal, state, county, local and foreign laws, statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  (b) Except as disclosed on Schedule 4.12, no Hazardous Materials have been, or are currently, located at, in, or under or emanating from either any property currently or previously owned or operated by the Company or any of its Subsidiaries in a manner which violates in any respect any applicable Environmental Laws, except for such violations as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect. "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law (including asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         Section 4.13. Section 203 of the DCGL; Stockholder Rights Plan.

                  (a) Other than that certain Rights Agreement dated as of January 20, 1998, by and between the Company and The Fifth Third Bank, as Successor Rights Agent (the "COMPANY RIGHTS AGREEMENT"), the Company has not proposed, adopted, approved or implemented any stockholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its stockholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "STOCKHOLDER RIGHTS PLAN"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement by the parties hereto.

                  (b) Prior to the date of this Agreement, the Board of Directors of the Company has taken all action necessary to exempt under, or make not subject to, (i) the provisions of Section 203 of the DGCL and (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (A) the execution of this Agreement, (B) the Merger and (C) the transactions contemplated by this Agreement. The Company Rights Agreement has been amended so that (i) each of Parent and Sub is exempt from the definition of "Acquiring Person" (as defined in the Company Rights Agreement), (ii) no "Share Acquisition Date," "Distribution Date" or "Triggering Event" (as such terms are defined in the Company Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement and (iii) the Rights Agreement will expire immediately prior to the Effective Time. The Company Rights Agreement, as amended in accordance with the preceding sentence, has not been further amended or modified. Copies of all such amendments to the Company Rights Agreement have been previously provided to Parent.

         Section 4.14. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock and Parent Preferred Stock to be issued in connection with the Merger (the "REGISTRATION STATEMENT") or (ii) the joint proxy statement-prospectus to be distributed in connection with Parent's and the Company's meetings of stockholders to vote upon the transactions contemplated by this Agreement (the "PROXY STATEMENT-PROSPECTUS") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement-Prospectus or with respect to information concerning Parent or any of the Parent Subsidiaries incorporated by reference in the Proxy Statement-Prospectus.

         Section 4.15. Employees. To the Company's knowledge, based upon 2003 information, the Company has provided to Parent a complete and correct list of all U.S. employees whose annual base salary exceeds $130,000, all geo-location employees who are entitled to royalty payments and all European senior executives, and with respect to each such person, their 2003 base salary and, if known, their target bonus. The Company has provided or made available to Parent true, correct and complete copies of all employment or severance or termination agreements and Company-wide policies and commitments, whether written or oral, accruing to the benefit of any employee or independent contractor of the Company or any of the Company Subsidiaries. Except as disclosed on Schedule 4.15, neither the Company nor any of its Subsidiaries is a party to any Contracts with any labor union or employee association nor has the Company or any of its Subsidiaries conducted negotiations with any labor union or employee association with respect to any future contracts. Except as disclosed on Schedule 4.15, the Company is not aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of the Company or any of its Subsidiaries, and there is no existing or pending certification of any such union with regard to a bargaining unit.

         Section 4.16. Employee Benefit Plans; ERISA.

                  (a) Schedule 4.16 hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to by the Company or any of its Subsidiaries or by any trade or business related thereto, whether or not incorporated (each Subsidiary and each such trade or business is referred to herein as an "ERISA AFFILIATE"), which together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "COMPANY PLANS") or with respect to which the Company or any ERISA Affiliate of the Company has any liability. Neither the Company nor any ERISA Affiliate of the Company has any formal plan or commitment to create any additional plan or modify any existing Company Plan, except for such modifications that are required by law.

                  (b) Each of the Company Plans that is subject to ERISA is in compliance with ERISA, except for any failures to be in such compliance that individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect; each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, except as has not had and could not reasonably be expected to have a Company Material Adverse Effect; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, except as has not had and could not reasonably be expected to have a Company Material Adverse Effect; neither the Company nor any ERISA Affiliate of the Company has incurred, directly or indirectly, any liability to or on account of a

Company Plan pursuant to Title IV of ERISA, except for such liability or liabilities that individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Company Plan, except for any such reportable event that occurred more than three years before the date of this Agreement; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of the Company of incurring a liability to or on account of a Company Plan pursuant to Title IV of ERISA, except for such conditions which individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (c) There are no facts or circumstances that would materially change the funded status of any Company Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan, each of which reports has been provided to Parent. No Company Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) and no Company Plan is a multiple employer plan as defined in
Section 413 of the Code. Except for contributions or amounts which either individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect, all contributions or other amounts payable by the Company or any of its Subsidiaries as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the consolidated balance sheet of the Company. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto, except for such claims which individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (d) Neither the Company, nor any ERISA Affiliate of the Company, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has incurred any liability pursuant to Section 409 or 502(i) of ERISA or Section 4975 or 4976 of the Code, that, in either case, individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect. No amounts payable under the Company Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Except as disclosed on
Schedule 4.16, no Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate of the Company beyond their retirement or other termination of service the cost of which is material to the Company and any of its Subsidiaries taken as a whole other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in
Section 3(2) of ERISA. Except as disclosed on Schedule 4.16, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (e) All Company Plans comply in form and operation, and the Company and each ERISA Affiliate of the Company have complied with respect to the Company Plans, with all applicable Laws, except where the failure to comply has not had and could not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.17. Permits. The Company and each of its Subsidiaries has, and is in material compliance with, all Permits required to conduct its respective business as now being conducted, except any such Permit the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect ("MATERIAL PERMITS"). All the Material Permits are valid and in full force and effect. There is not now pending, nor to the knowledge of the Company, threatened, any Action (as hereafter defined) by any person or by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any the Material Permits and, to the knowledge of the Company, there exist no facts or circumstances that could reasonably be expected to give rise to such Action. "PERMITS" means all licenses, permits, franchises, approvals, authorizations, certificates, registrations, consents or orders of, or filings with, any Governmental Entity used or held for use in the operation of the Company and its Subsidiaries' respective businesses and all other rights and privileges granted by a Governmental Entity necessary to allow the Company and its Subsidiaries' respective businesses to own and operate its business without any violation of law.

         Section 4.18. Compliance with Law. Neither the Company nor any of its Subsidiaries has violated, and the Company and each of its Subsidiaries is in compliance with, all laws, statutes, ordinances, regulations, rules and orders of any Governmental Entity, and any judgment, decision, decree or order of any Governmental Entity (collectively, "LAWS") other than where such violation has not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice to the effect that the Company and its Subsidiaries are not in such compliance with any Laws, and the Company has no knowledge that any existing circumstances are reasonably likely to result in such violations of any Laws.

         Section 4.19. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the holders of Company Common Stock, (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption, and (iv) recommended that the Company's stockholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

         Section 4.20. Opinion of Financial Advisor. The Company has received the opinion of Bear, Stearns & Co. Inc. ("BEAR STEARNS"), dated the date hereof, substantially to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view.

         Section 4.21. Affiliate Transactions. Except as disclosed in the Company SEC Reports, there are no material Contracts or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

         Section 4.22. Brokers. Except for its financial advisor, Bear Stearns, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

         Section 4.23. Reorganization. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from constituting a "reorganization," within the meaning of Section 368(a) of the Code.

         Section 4.24. Contracts. Schedule 4.24 lists, as of the date of this Agreement, all Contracts to which the Company or any of its Subsidiaries is a party and that fall within any of the following categories:

                  (a) Contracts not entered into in the ordinary course of the Company's and its Subsidiaries' business other than those that are not material to the Company's or its Subsidiaries' business;

                  (b) joint venture, partnership and similar agreements;

                  (c) Contracts containing covenants purporting by their express terms to limit the freedom of the Company or its Subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals;

                  (d) Contracts that, after the Effective Time, would have the effect of limiting the freedom of Parent or its Subsidiaries (other than the Company and its Subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals;

                  (e) Contracts with any labor organization or union;

                  (f) Contracts providing for "earn-outs," "savings guarantees," "performance guarantees" (other than performance guarantees for wholly owned Subsidiaries of the Company) or other contingent payments by the Company or its Subsidiaries involving more than $50,000 over the term of the Contract; and

                  (g) Contracts involving payments to or by the Company and its Subsidiaries taken as a whole, or which are reasonably likely to result in the incurrence by the Company and its Subsidiaries, taken as a whole, of liabilities, of at least $5,000,000 per year.

         All such Contracts are valid and binding obligations of the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company or its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.25. Operation of the Company's Business; Relationships. Except as set forth in Schedule 4.25, since September 30, 2002, to the knowledge of the Company, no material customer of the Company or any of the Company Subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from the Company or its Subsidiaries, and no material supplier of the Company or any of the Company Subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to the Company or the Company Subsidiaries or, in either case, is otherwise involved in, or is threatening, a material dispute with the Company or its Subsidiaries.

         Section 4.26. Change in Control Payments. Except as set forth on
Schedule 4.26, neither the Company nor any of its Subsidiaries has any plans, programs, agreements or arrangements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, the transactions contemplated hereby.

         Section 4.27. Insurance. Schedule 4.27 lists all material insurance policies and binders and programs of self-insurance owned, held or maintained by the Company and its Subsidiaries on the date of this Agreement that afford or afforded, as the case may be, coverage to the Company or its Subsidiaries, or the respective assets or businesses of the Company or its Subsidiaries. The Company and its Subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company has made available to Parent true and correct copies of all material insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement.

                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

         Section 5.1. Corporate Organization; Related Entities.

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified has not had and could not reasonably be expected to have a Parent Material Adverse Effect (as hereinafter defined). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

                  (b) Schedule 5.1(b) lists all of the Subsidiaries of Parent which would be required to be set forth on an exhibit to Parent's Annual Report on Form 10-K pursuant to the rules and regulations under the Exchange Act (the "PARENT SUBSIDIARIES"). Each of the Parent Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (c) Except as set forth on Schedule 5.1(c), Parent does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity. Except as set forth on Schedule 5.1(c) and for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Parent Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

                  (d) The copies of the Certificate of Incorporation and By-Laws of Parent heretofore made available to the Company are complete and correct copies of such instruments as presently in effect.

         Section 5.2. Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, of which 98,329,555 shares of Parent Common Stock are issued and outstanding and 4,388,655 shares are held as treasury stock. As of the date of this Agreement, 9,830,999 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Management Incentive Plans, 1,221,305 shares of Parent

Common Stock are reserved for issuance pursuant to Parent's Non-Employee Director Stock Plans and 655,079 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Employee Stock Purchase Plan (each a "PARENT STOCK OPTION PLAN"). The issued and outstanding shares of Parent's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except pursuant to Parent Stock Option Plans and Parent's stockholder rights plan, Parent does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock.

                  (b) The authorized capital stock of Sub consists of 100 shares of Sub Common Stock, which shares, as of the date hereof, are issued and outstanding, owned by Parent and is validly issued, fully paid and nonassessable.

                  (c) Except as disclosed in this Section 5.2 or in the Parent SEC Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Parent or Sub any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock of Parent or Sub.

                  (d) Except for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Parent Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

         Section 5.3. Authority Relative to This Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated on their part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders' meeting contemplated by 0, no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

         Section 5.4. Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of (x) the Certificate of Incorporation or By-Laws of Parent or of Sub or (y) the organizational documents of the Parent Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the HSR Act, the Other Governmental Approvals, the filing of the Proxy Statement-Prospectus under the Exchange Act, filings or approvals required under state or foreign laws relating to takeovers, if applicable, state securities or "blue sky" laws, the By-Laws of the NASD and the filing and recordation of Certificate of Merger as required by the DCGL, (iii) except as set forth on
Schedule 5.4, require any consent or approval under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any other of the Parent Subsidiaries pursuant to, any of the terms, conditions or provisions of any material Contract to which Parent or Sub or any other Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any other Parent Subsidiary or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval could not reasonably be expected to have, or where such violations, breaches or defaults or Liens could not reasonably be expected to have, in any such case, a Parent Material Adverse Effect.

         Section 5.5. Reports and Financial Statements. Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act since September 30, 1998 (collectively, the "PARENT SEC REPORTS"), and has previously made available to the Company true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods then ended. Except as disclosed in the Parent SEC Reports, since September 30, 2002, there has been no change in any of the significant accounting (including tax accounting) policies or procedures of Parent or any of its consolidated Subsidiaries.

         Section 5.6. Absence of Certain Changes or Events. Except as set forth in the Parent SEC Reports filed as of the date of this Agreement, since September 30, 2002, (i) neither Parent nor any Parent Subsidiary has conducted its business and operations other than in the ordinary course of business and consistent with past practices and has not taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of
Section 6.2 and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent and the Parent Subsidiaries which has had or could reasonably be expected to have a Parent Material Adverse Effect. Except as set forth on Schedule 5.6 or as could not reasonably be expected to represent a Parent Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which Parent or any Parent Subsidiary is a party.

         Section 5.7. Litigation. Except for litigation disclosed in the notes to the financial statements included in Parent's Annual Report to Stockholders for the fiscal year ended September 30, 2002, or in the Parent SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Subsidiary of Parent or with respect to which Parent or any Subsidiary of Parent could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Parent or any Subsidiary of Parent having, or which has had or could reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.8. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports filed as of the date of this Agreement or which were incurred after September 30, 2002, in the ordinary course of business and consistent with past practices, none of Parent and the Parent Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.9. No Default. Neither Parent nor any Parent Subsidiary is in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation) of any term, condition or provision of (a) Parent's Certificate of Incorporation or By-Laws or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Parent or any Parent Subsidiary or any of their properties or assets or (y) any Contract to which Parent or a Parent Subsidiary is a party or by which Parent or a Parent Subsidiary or any of their properties or assets may be bound except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.10. Taxes.

                  (a) Parent has heretofore delivered or will make available to Parent true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by Parent and each Subsidiary of Parent for each of the years ended December 31, 1998, 1999, 2000 and 2001, inclusive.

                  (b) Except as disclosed in Schedule 5.10(b):

                    (i) All material Tax Returns required to be filed by Parent and each Subsidiary of Parent have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete.

                    (ii) Parent and each Subsidiary of Parent has timely paid all material Taxes due.

                    (iii) There are no material Liens for Taxes upon the assets of Parent or any Parent Subsidiary except Liens for Taxes not yet due and payable.

                    (iv) No Tax Returns of Parent or any Subsidiary of Parent for Tax years for which the statute of limitations remains open or from which a net operating loss is currently being carried forward have been examined by the Service or any other taxing authority (state, local or foreign), nor is any such examination or audit pending nor has Parent or any Subsidiary of Parent received a notice of examination or audit from any taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Parent or any Subsidiary of Parent which has not been resolved and paid or accrued in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Parent or any Subsidiary of Parent (excluding the time for filing of Tax Returns or paying Taxes). No taxing authority in any jurisdiction in which neither Parent nor any of its Subsidiaries files tax returns has claimed that Parent or any of its Subsidiaries is subject to Tax in such jurisdiction.

                    (v) Parent is the common parent corporation of an Affiliated Group, which includes Parent and each domestic Subsidiary of Parent. The Affiliated Group has filed consolidated federal income Tax Returns for at least the last six years.

                    (vi) Neither Parent nor any Subsidiary of Parent has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which has had or could reasonably be expected to have a Parent Material Adverse Effect.

                    (vii) Parent and each Subsidiary of Parent has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                    (viii) Neither Parent nor any Subsidiary of Parent is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

                    (ix) No power of attorney granted by Parent or any Subsidiary of Parent with respect to any Taxes or Tax Returns is currently in force.

                    (x) Neither Parent nor any Subsidiary of Parent has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any Parent Subsidiary.

                    (xi) Neither Parent nor any Subsidiary of Parent has participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

                    (xii) The charges, accruals and reserves for Taxes reflected on the books of Parent are adequate under GAAP to cover the Tax liabilities accruing or payable by Parent and each Subsidiary of Parent in respect of periods prior to the date hereof.

                    (xiii) Neither Parent nor any Subsidiary of Parent is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

                    (xiv) Neither Parent nor any Subsidiary of Parent is subject to liability for Taxes of any other person (other than with respect to Parent), including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

                    (xv) No indebtedness of Parent or any of Parent's Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

                    (xvi) Neither Parent nor any of its Subsidiaries has entered into any transfer pricing agreements with the Service or other like arrangements with respect to any foreign jurisdiction.

                    (xvii) Neither Parent nor any of its Subsidiaries has either distributed stock of a controlled corporation pursuant to Section 355 of the Code or had its stock distributed by another corporation pursuant to Section 355 of the Code.

                    (xviii) Neither Parent nor any of its Subsidiaries has entered into any transaction that is required to be disclosed or registered as a tax shelter or is a "listed transaction" pursuant to Section 6011, 6111 or 6112 of the Code or the regulations and Service pronouncements promulgated thereunder.

         Section 5.11. Intellectual Property. The operation of Parent's and its Subsidiaries' respective businesses and the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by Parent and its Subsidiaries or in the manner currently proposed to be used, sold, licensed or disposed of by Parent and its Subsidiaries does not and will not violate any license or agreement between Parent or any of its Subsidiaries and any third party; or, to the knowledge of Parent based, in part, on representations and warranties from third parties from whom Intellectual Property is licensed by Parent or any of its Subsidiaries, infringe on the proprietary rights of any person, nor has such an infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved). There is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which currently used, sold, licensed or disposed of by Parent or any of its Subsidiaries, nor is there a valid basis for any such claim or litigation, nor has Parent or any of its Subsidiaries received any notice asserting that the proposed operation of Parent's and its Subsidiaries' respective businesses or the use, sale, license or disposition by Parent of any of the Intellectual Property of Parent or any of its Subsidiaries conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.12. Environmental Liability.

                  (a) At all times prior to the Closing, Parent and each of its Subsidiaries has complied in all respects with all Environmental Laws, except where the failure to comply has not had or could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any notice, report, or information (including information that any Action of any kind is pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental Laws relating to Parent or any of its Subsidiaries or the occupation or use of any of Parent's or any of its Subsidiaries' assets or any real properties formerly owned or leased by Parent or any of its Subsidiaries. Parent or one of its Subsidiaries holds all Material Parent Permits under Environmental Laws necessary for the conduct of Parent's and its Subsidiaries' business as presently being conducted, and such Material Parent Permits are valid and in full force and effect.

                  (b) No Hazardous Materials have been, or are currently, located at, in, or under or emanating from either any property currently or previously owned or operated by Parent or any of its Subsidiaries in a manner which violates in any respect any applicable Environmental Laws, except for such violations as in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

      Section 5.13. Section 203 of the DCGL; Stockholder Rights Plan.

            (a) Other than that certain Rights Agreement dated as of November 14, 1996, by and between Parent and Harris Trust and Savings Bank Company of New York (the "PARENT RIGHTS AGREEMENT"), Parent has not proposed, adopted, approved or implemented any Stockholder Rights Plan, which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement by the parties thereto.

            (b) Prior to the date of this Agreement, the Board of Directors of Parent has taken all action, if any, necessary to exempt under, or make not subject to, (i) the provisions of Section 203 of the DGCL and (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (A) the execution of this Agreement, (B) the Merger and (C) the transactions contemplated by this Agreement. No "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) and no event allowing bargain purchases will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement.

      Section 5.14. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Parent or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or any of its Subsidiaries or their representatives for inclusion in the Registration Statement or the Proxy Statement-Prospectus or with respect to information concerning the Company or any of its Subsidiaries incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.

      Section 5.15. Employees. The Parent has provided or made available to the Company true, correct and complete copies of all employment or severance or termination agreements, policies, plans, commitments or other Contracts, whether written or oral, accruing to the benefit of any officer or director of the Company. Neither Parent nor any of its Subsidiaries is a party to any Contracts with any labor union or employee association nor has Parent or any of its Subsidiaries conducted negotiations with any labor union or employee association with respect to any future contracts. Parent is not aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of Parent or any of its Subsidiaries, and there is no existing or pending certification of any such union with regard to a bargaining unit.

      Section 5.16. Employee Benefit Plans; ERISA.

            (a) Schedule 5.16 hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to by Parent or the Sub or by any ERISA Affiliate of Parent (the "PARENT PLANS") or with respect to which Parent or any ERISA Affiliate of Parent has any liability. Neither Parent nor any ERISA Affiliate of Parent has any formal plan or commitment to create any additional plan or modify any existing Parent Plan, except for such modifications that are required by law.

            (b) Each of the Parent Plans that is subject to ERISA is in compliance with ERISA, except for any failures to be in such compliance that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect; each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, except as has not had and could not reasonably be expected to have a Parent Material Adverse Effect; no Parent Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, except as has not had and could not reasonably be expected to have a Parent Material Adverse Effect; neither Parent nor any ERISA Affiliate of Parent has incurred, directly or indirectly, any liability to or on account of a Parent Plan pursuant to Title IV of ERISA, except for such liability or liabilities that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect; no proceedings have been instituted to terminate any Parent Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Parent Plan, except for any such reportable event that occurred more than three years before the date of this Agreement; and no condition exists that presents a material risk to Parent or an ERISA Affiliate of Parent of incurring a liability to or on account of a Parent Plan pursuant to Title IV of ERISA, except for such conditions which individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

            (c) There are no facts or circumstances that would materially change the funded status of any Parent Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Parent Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) and no Parent Plan is a multiple employer plan as defined in Section 413 of the Code. Except for contributions or amounts which either individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect, all contributions or other amounts payable by Parent or the Sub as of the Effective Time with respect to each Parent Plan in respect of current or prior plan years have been either paid or accrued on the consolidated balance sheet of Parent. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto, except for such claims which individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

            (d) Neither Parent, nor any ERISA Affiliate of Parent, nor any Parent Plan, nor any trust created thereunder, nor any trustee or administrator thereof has incurred any liability pursuant to Section 409 or 502(i) of ERISA or
Section 4975 or 4976 of the Code, that, in either case, individually or in the aggregate has had or could reasonably be expected to have a Parent Material Adverse Effect. No amounts payable under the Parent Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. No Parent Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any ERISA Affiliate of Parent beyond their retirement or other termination of service the cost of which is material to Parent and Sub taken as a whole other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA. Except as disclosed on Schedule 5.16, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Parent or any ERISA Affiliate of Parent to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

            (e) All Parent Plans comply in form and operation, and Parent and each ERISA Affiliate of Parent have complied with respect to the Parent Plans, with all applicable Laws, except where the failure to comply has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

      Section 5.17. Permits. Parent and each of its Subsidiaries has, and is in material compliance with, all Permits required to conduct its respective business as now being conducted, except any such Permit the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect ("MATERIAL PARENT PERMITS"). All the Material Parent Permits are valid and in full force and effect. There is not now pending, nor to the knowledge of Parent, threatened, any Action by any person or by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any of the Material Parent Permits and, to the knowledge of Parent, there exist no facts or circumstances that could reasonably be expected to give rise to such Action.

      Section 5.18. Compliance with Law. Neither Parent nor any of its Subsidiaries has violated, and Parent and each of its Subsidiaries is in compliance with, all Laws, other than where such violation has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written notice to the effect that Parent and its Subsidiaries are not in such compliance with any Laws, and Parent has no knowledge that any existing circumstances are reasonably likely to result in such violations of any Laws.

      Section 5.19. Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or represented by proxy at the stockholders meeting of Parent contemplated by Section 7.5(b) (provided that the shares so present or represented constitute a majority of the outstanding shares of Parent Common Stock) is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of shares of Parent Common Stock and Parent Preferred Stock pursuant to the Merger (the "SHARE ISSUANCE"), and the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the adoption of the Amended and Restated Charter (the "CHARTER AMENDMENT") (collectively, the "PARENT STOCKHOLDER APPROVAL"). The affirmative vote of Parent, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has unanimously
(i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of Parent and the holders of Parent Common Stock, (iii) determined to cause Parent, as the sole stockholder of Sub, to approve and adopt this Agreement, and (iv) recommended that Parent's stockholders approve the Share Issuance and the Charter Amendment. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement.

      Section 5.20. Opinion of Financial Advisor. Parent has received the opinion of Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), dated the date hereof, substantially to the effect that the consideration to be paid by Parent pursuant to the Exchange Ratio pursuant to the terms of this Agreement is fair from a financial point of view to Parent.

      Section 5.21. Affiliate Transactions. Except as disclosed in Parent SEC Reports, there are no material Contracts or other transactions between Parent or any of its Subsidiaries, on the one hand, and any (i) officer or director of Parent, (ii) record or beneficial owner of five percent or more of the voting securities of Parent or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

      Section 5.22. Brokers. Except for its financial advisor, Morgan Stanley, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

      Section 5.23. Reorganization. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from constituting a "reorganization," within the meaning of Section 368(a) of the Code.

      Section 5.24. Contracts. All material Contracts of Parent and its Subsidiaries are valid and binding obligations of Parent or its Subsidiaries, as the case may be, and, to the knowledge of Parent, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent or its

Subsidiaries, nor, to the knowledge of Parent, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Contract, except such violations or defaults under or terminations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

      Section 5.25. Change in Control Payments. Neither Parent nor any of its Subsidiaries has any plans, programs, agreements or arrangements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, the transactions contemplated hereby.

      Section 5.26. Operation of Parent's Business; Relationships. Since September 30, 2002, to the knowledge of Parent, no material customer of Parent or any of the Parent Subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from Parent or its Subsidiaries, and no material supplier of Parent or any of the Parent Subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to Parent or the Parent Subsidiaries or, in either case, is otherwise involved in, or is threatening, a material dispute with Parent or its Subsidiaries.

      Section 5.27. Insurance. Schedule 5.27 lists all material insurance policies and binders and programs of self-insurance owned, held or maintained by Parent and its Subsidiaries on the date of this Agreement that afford or afforded, as the case may be, coverage to Parent or its Subsidiaries, or the respective assets or businesses of Parent or its Subsidiaries. Parent and its Subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. Parent has made available to the Company true and correct copies of all material insurance policies maintained by Parent and its Subsidiaries as of the date of this Agreement.

                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

      Section 6.1. Conduct of Business by the Company and its Subsidiaries Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as set forth on Schedule 6.1 or as otherwise expressly contemplated by this Agreement:


            (a) The Company and its Subsidiaries shall conduct their business only in the ordinary and usual course consistent with past practice, and the Company and its Subsidiaries shall use their reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees and preserve the goodwill of those having business relationships with them; neither the Company nor any Subsidiary of the Company shall hire any person to any position within the Company or such Subsidiary or as a consultant to the Company or such Subsidiary where the annual base salary payable to such person, whether in cash or otherwise, would exceed $100,000;

            (b) neither the Company nor any of its Subsidiaries shall (i) amend its Certificate of Incorporation, By-Laws or other organizational documents,
(ii) split, combine or reclassify any shares of its outstanding capital stock,
(iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

            (c) neither the Company nor any of its Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement or option or other awards to employees of the Company or any of its Subsidiaries hired after the date hereof not exceeding 100,000 shares in the aggregate; (ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets other than in the ordinary and usual course of business and consistent with past practice or for an aggregate consideration less than $1.0 million; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice or for an aggregate consideration less than $1.0 million; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming the Company or a Company Subsidiary as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (d) neither the Company nor any of its Subsidiaries shall (i) adopt, enter into, terminate or amend (except as may be required by applicable law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation or bonuses in the ordinary course of business consistent with past practice) or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Company Stock Options);

            (e) neither the Company nor any of its Subsidiaries shall make any material change in its accounting policies or procedures;

            (f) neither the Company nor any of its Subsidiaries shall take any action that is intended or would reasonably be expected to result in any of the conditions set forth in Article VIII not being satisfied;

            (g) neither the Company nor any of its Subsidiaries shall knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (h) neither the Company nor any of its Subsidiaries shall make any Tax election or settle or compromise any income Tax liability or file any income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company and its Subsidiaries; and

            (i) neither the Company nor any of its Subsidiaries shall propose, adopt, approve or implement any Stockholder Rights Plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement by the parties thereto.

      Section 6.2. Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

            (a) Parent and its Subsidiaries shall conduct their business only in the ordinary and usual course consistent with past practice, and Parent and its Subsidiaries shall use their reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees and preserve the goodwill of those having business relationships with them;

            (b) neither Parent nor Sub shall (i) amend its Certificate of Incorporation, By-Laws or other organizational documents other than to the extent required to comply with applicable law or Parent's obligations hereunder,
(ii) split, combine or reclassify any shares of its outstanding capital stock or
(iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

            (c) neither Parent nor any of its Subsidiaries shall make any material change in its accounting policies or procedures;

            (d) neither Parent nor any of its Subsidiaries shall take any action that is intended or would reasonably be expected to result in any of the conditions set forth in Article VIII not being satisfied;

            (e) neither Parent nor Sub shall knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; and

            (f) Parent shall not, directly or indirectly, acquire or agree to acquire from any person any assets, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination or series of such transactions (whether related or unrelated) with any person or persons, which, individually or in the aggregate, would require Parent to file financial statements with respect to such acquired person or persons (or business or businesses) pursuant to Item 7 of Form 8-K (an unrelated series of transactions being deemed related for this purpose); provided that for purposes of this Section 6.2(f), 20% shall be substituted for all other percentages contained in the rules or instructions governing whether the filing of such financial statements is required and an unrelated series of transactions will be deemed to be related for purposes of Item 2 and Item 7 of Form 8-K.

      Section 6.3. Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

      Section 7.1. Access and Information. Each of the Company and Parent shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions applicable to communications between any party and its counsel) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the confidentiality agreement, dated August 9, 2002, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

      Section 7.2. No Solicitation by Parent.

            (a) Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage

(including by way of furnishing information), or take any other action designed to facilitate or induce, any inquiries or the making of any proposal that constitutes any Parent Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Parent Takeover Proposal; provided, however, that, if at any time, the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Parent's stockholders under applicable law, Parent may, in response to a Parent Superior Proposal, or a Parent Takeover Proposal with respect to which the Board of Directors of Parent concludes in good faith there is a reasonable likelihood that such Parent Takeover Proposal could result in a Parent Superior Proposal (a "PROBABLE PARENT SUPERIOR PROPOSAL"), that was not solicited by it or that did not otherwise result from a breach of this Section 7.2(a) and subject to providing prior written notice of its decision to take such action to the Company and compliance with Section 7.2(c), (x) furnish the same information with respect to Parent and its Subsidiaries as was previously furnished to the Company, as revised or updated to reflect any changes or additions to such information (provided that such revised information is contemporaneously furnished to Company to the extent it had not been previously so furnished), to any person making a Parent Superior Proposal or a Probable Parent Superior Proposal pursuant to a customary confidentiality agreement (as determined by Parent after consultation with its outside counsel) that is no less restrictive in any material respect than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Parent Superior Proposal or a Probable Parent Superior Proposal. For purposes of this Agreement, "PARENT TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Parent and its Subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Parent or of 50% or more of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Parent or 50% or more of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or (z) merger, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. Parent shall immediately terminate, and shall cause its Subsidiaries and its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, or other representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to a Parent Takeover Proposal.

            (b) Except as expressly permitted by this Section 7.2(b) or Section 7.5(b), neither the Board of Directors of Parent nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Company, Parent Recommendation or, (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Takeover Proposal, (iii) permit Parent to waive or otherwise fail to enforce any standstill agreement or similar arrangement between Parent and any other person, or (iv) cause Parent to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "PARENT ACQUISITION AGREEMENT") related to any Parent Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that in light of a Parent Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Parent's stockholders under applicable law, the Board of Directors of Parent may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Parent Acquisition Agreement with respect to a Parent Superior Proposal; provided, however, that Parent may not terminate this Agreement pursuant to this
Section 7.2(b) unless and until (i) three business days have elapsed following the delivery to the Company of a written notice of such determination by the Board of Directors of Parent and (x) Parent has delivered to the Company the written notice required by Section 7.2(c) below and (y) during such three business day period, Parent otherwise cooperates with Company with respect to the Parent Takeover Proposal that constitutes a Parent Superior Proposal with the intent of enabling the Company to engage in good faith negotiations to make such adjustments in the terms and conditions of the Merger as would enable Parent to proceed with the Merger on such adjusted terms, (ii) at the end of such three business day period the Board of Directors of Parent continues reasonably to believe that the Parent Takeover Proposal constitutes a Parent Superior Proposal and (iii) Parent pays the Parent Termination Fee as provided in Section 9.5. For purposes of this Agreement, a "PARENT SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 30% of the combined voting power of the shares of Parent Common Stock then outstanding or more than 40% of the assets of Parent and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions and otherwise on terms which the Board of Directors of Parent determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Parent's stockholders than the Merger (after considering (1) any adjustment to the terms and conditions of the Merger proposal by Company in response to a Parent Takeover Proposal and (2) the Parent Termination Fee) and (i) for which financing, in the good faith judgment of the Board of Directors of Parent, is reasonably capable of being obtained by such third party and (ii) which, in the good faith judgment of the Board of Directors of Parent, is reasonably likely of being completed.

            (c) In addition to the obligations of Parent set forth in paragraphs
(a) and (b) of this Section 7.2, Parent shall immediately advise the Company orally and in writing of any request for information or of any Parent Takeover Proposal, the material terms and conditions of such request or Parent Takeover Proposal and the identity of the person making such request or Parent Takeover Proposal. Parent shall keep the Company reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Parent Takeover Proposal.

            (d) Nothing contained in this Section 7.2 prohibits Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by paragraph (b) of this Section 7.2 in connection with a Parent Superior Proposal, neither Parent nor its Board of Directors nor any committee thereof will withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, a Parent Takeover Proposal.

      Section 7.3. No Solicitation by the Company.

            (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate or induce, any inquiries or the making of any proposal that constitutes any Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that, if at any time, the Board of Directors of Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, Company may, in response to a Company Superior Proposal, or a Company Takeover Proposal that the Board of Directors of the Company concludes in good faith that there is a reasonable likelihood that such Company Takeover Proposal could result in a Company Superior Proposal (a "PROBABLE COMPANY SUPERIOR PROPOSAL"), that was not solicited by it or that did not otherwise result from a breach of this Section 7.3(a) and subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 7.3(c), (x) furnish the same information with respect to Company and its Subsidiaries as was previously furnished to Parent, as revised or updated to reflect any changes or additions to such information (provided that such revised information is contemporaneously furnished to Parent to the extent it had not been previously so furnished), to any person making a Company Superior Proposal or a Probable Company Superior Proposal pursuant to a customary confidentiality agreement (as determined by Company after consultation with its outside counsel) that is no less restrictive in any material respect than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Company Superior Proposal or Probable Company Superior Proposal. For purposes of this Agreement, "COMPANY TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or of 50% or more of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Company or 50% of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (z) merger, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The Company shall immediately terminate, and shall cause its Subsidiaries and its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, or other representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to a Company Takeover Proposal.

            (b) Except as expressly permitted by this Section 7.3 and Section 7.5(a), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal,
(iii) permit the Company to waive or otherwise fail to enforce any standstill agreement or similar arrangement between the Company and any other person, or
(iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "COMPANY ACQUISITION AGREEMENT") related to any Company Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Company Acquisition Agreement with respect to a Company Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.3(b) unless and until (i) three business days have elapsed following the delivery to Parent of a written notice of such determination by the Board of Directors of Company and (x) the Company has delivered to Parent the written notice required by Section 7.3(c) below and (y) during such three business day period, the Company otherwise cooperates with Parent with respect to the Company Takeover Proposal that constitutes a Company Superior Proposal with the intent of enabling Parent to engage in good faith negotiations to make such adjustments in the terms and conditions of the Merger as would enable the Company to proceed with the Merger on such adjusted terms,
(ii) at the end of such three business day period the Board of Directors of the Company continues reasonably to believe that the Company Takeover Proposal constitutes a Company Superior Proposal and (iii) the Company pays the Company Termination Fee as provided in Section 9.5. For purposes of this Agreement, a "COMPANY SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 30% of the combined voting power of the shares of the Company Common Stock then outstanding or more than 40% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions and otherwise on terms which the Board of Directors of Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger (after considering (1) any adjustment to the terms and conditions of the Merger proposed by Parent in response to a Company Takeover Proposal and (2) the Company Termination Fee) and (i) for which financing, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party and (ii) which, in the good faith judgment of the Board of Directors of the Company, is reasonably likely of being completed.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.3, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. The Company shall keep Parent reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Company Takeover Proposal.

            (d) Nothing contained in this Section 7.3 prohibits the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by paragraph (b) of this Section
7.3 in connection with a Company Superior Proposal, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

      Section 7.4. Registration Statement. As promptly as practicable, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement-Prospectus, and Parent, in consultation with the Company, shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Parent Common Stock and Parent Preferred Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock and Parent Preferred Stock. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

      Section 7.5. Proxy Statement-Prospectus; Stockholder Approvals.

            (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law based on advice by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statement-Prospectus such recommendation (the "COMPANY RECOMMENDATION") and (ii) take all reasonable and lawful action to solicit and obtain such approval. Without limiting the generality of the foregoing, but subject to it rights pursuant to Section 7.3(b) and Section 9.1(d), Company agrees that its obligations pursuant to this Section 7.5(a) will not be affected by the commencement, public proposal, public disclosure or communication to the Company of, a Company Takeover Proposal.

            (b) Parent, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a meeting of the holders of Parent Common Stock for the purpose of voting to approve the issuance of the shares of Parent Common Stock and Parent Preferred Stock to be issued in the Merger, and, subject to the fiduciary duties of the Board of Directors of Parent under applicable law based on advice by outside counsel, (i) recommend approval of such issuance by the stockholders of Parent and include in the Proxy Statement-Prospectus such recommendation (the "PARENT RECOMMENDATION") and (ii) take all reasonable and lawful action to solicit and obtain such approval. Without limiting the generality of the foregoing, but subject to its rights pursuant to Section 7.2(b) and Section 9.1(g), Parent agrees that its obligation pursuant to this Section 7.5(b) will not be affected by the commencement, public proposal, public disclosure or communication to Parent, of a Parent Takeover Proposal.

            (c) Parent and the Company, as promptly as practicable (or with such other timing as Parent and the Company mutually agree), shall cause the definitive Proxy Statement-Prospectus to be mailed to the Company's stockholders.

            (d) At or prior to the Closing, each of Parent and the Company shall deliver to the other a certificate of its Secretary setting forth the voting results from its stockholder meeting.

            (e) Parent and Company shall use all reasonable best efforts to hold their respective stockholders meetings on the same date and as soon as practicable after the date hereof.

      Section 7.6. Compliance with the Securities Act.

            (a) At least 30 days prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for the Company's stockholders' meeting convened in accordance with Section 7.5(a) hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "AFFILIATES").

            (b) The Company shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in
Section 7.6(a) above to deliver to Parent (with a copy to the Company), at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit C (the "AFFILIATE LETTERS").

            (c) If any Affiliate of the Company refuses to provide an Affiliate Letter, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act or (iii) pursuant to another exemption under the Securities Act.

      Section 7.7. Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act and with respect to the Other Governmental Approvals as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreement, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consents or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action. Each of the parties will use its reasonable best efforts to ensure that the tax opinion to be delivered by its counsel pursuant to

Section 8.2(d) or Section 8.3(c), as the case may be, be delivered and not withdrawn or modified in any material respect.

      Section 7.8. Company Stock Options. At the Effective Time, except as provided in the next sentence, each of the Company Stock Options that is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted automatically into an option to purchase shares of Parent Common Stock (a "NEW OPTION") in an amount and at an exercise price determined as provided below. The Company shall make the cash payments required under each limited right granted with respect to any Company Stock Option that is "in-the-money" at the Effective Time based upon the Exchange Ratio, which payment shall cause the cancellation of such Company Stock Option, pursuant to the terms of the agreement and Company Plan governing such Company Stock Option and shall use its reasonable best efforts (which efforts shall not require the Company to obtain stockholder approval) to make any agreements and modifications necessary to cash out (which shall cause the cancellation of such Company Stock Option) any Company Stock Option that is "in-the-money" at the Effective Time based upon the Exchange Ratio and does not have an associated limited stock appreciation right.

            (a) The number of shares of Parent Common Stock to be subject to the New Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

            (b) The exercise price per share of Parent Common Stock under the New Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

      The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Parent. The Company shall take all actions necessary (including adopting amendments, if necessary, to the Company Plans, but none of which would require the Company to obtain stockholder approval) to effect the assumption and conversion of Company Stock Options described in this Section 7.8. Promptly after the Effective Time, but no later than ten business days after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of the New Options, and use all reasonable efforts to (i) have such registration statement or post-effective amendment become effective with respect thereto as promptly as practicable after the Effective Time, and (ii) maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the New Options remain outstanding or for so long as such registration statement is required with respect to any Company Plan.

      Section 7.9. Public Announcements. Each of Parent, Sub, and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the NNM, the New York Stock Exchange or any other national securities exchange and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other party about the form and substance of such disclosure.

      Section 7.10. Directors' and Officers' Indemnification.

            (a) From and after the Effective Time, Parent and Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (each, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by the Company or any of its Subsidiaries ("INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. Without limitation to clauses (i) and (ii), Parent and the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of the Company and its Subsidiaries (in all of their capacities) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof (each of which indemnification agreements is listed on Schedule 7.10(a)). In the event of any such Indemnified Liability, (i) Parent and Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Parent shall cooperate in the defense of such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent and the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Parent and the Surviving Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action including, without limitation, reasonable attorneys' fees and costs. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of Parent will be entitled to indemnification under Parent's certificate of incorporation and by-laws, as the case may be, as the same may be amended from time to time in accordance with their terms and applicable law.

            (b) In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this
Section 7.10(b).

            (c) For six years after the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of the policy of the Company in effect on the date hereof; provided, however, that in no event will Parent be required to pay aggregate premiums for insurance under this Section 7.10(c) in excess of 200% of the aggregate annual premiums paid or payable by the Company for such purpose with respect to coverage for the policy year ending February 2004; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost up to but not exceeding such amount. In addition, for six years after the Effective Time, Parent shall maintain in effect fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 7.10(a) with coverages and in amounts no less favorable than those of the policies of the Company in effect on the date hereof.

            (d) The provisions of this Section 7.10(d) (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      Section 7.11. Expenses. Except as otherwise set forth in Section 9.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      Section 7.12. Listing Application. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger to be approved for listing on the NNM, subject to official notice of issuance, and to be reserved for issuance upon conversion of the Parent Preferred Stock and upon the exercise of New Options, prior to the Effective Time.

      Section 7.13. Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

      Section 7.14. Letters of Accountants.

            (a) Parent shall use all reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

            (b) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

      Section 7.15. Consulting and Other Agreements. Between the date hereof and the Closing Date, Parent and the Company shall use their respective reasonable best efforts to enter into employment, consulting or similar arrangements with the individuals set forth on Schedule 7.15 hereto and establish the other arrangements described on Schedule 7.15 hereto, which agreements and arrangements shall include the substantive terms set forth on Schedule 7.15 hereto.

      Section 7.16. Employee Benefit Plans.

            (a) Parent shall, or shall cause the Surviving Corporation to, provide to all employees of the Company immediately prior to the Effective Time who remain employees of the Surviving Corporation compensation and benefits which are, in the aggregate, substantially comparable to the compensation and benefits provided to such employees of the Company immediately prior to the Effective Time, or in the alternative, Parent shall, or shall cause the Surviving Corporation to, include such employees of the Company in the compensation and benefit programs of Parent applicable to similarly situated employees of Parent. At all times following the Effective Time, Parent shall cause, or shall cause the Surviving Corporation to cause, each of the employee benefit plans and programs covering individuals who were employees of the Company before the Effective Time to recognize service performed as an employee of the Company prior to the Effective Time, but such recognition of service will not be required to result in any duplication of benefits.

            (b) Within the time period permitted under ERISA Section 4043, Parent shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Parent Plan, and the Company shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Company Plan.

      Section 7.17. Stockholder Litigation. Each of Parent and the Company shall give the other reasonable opportunity to participate in the defense of any stockholder litigation against Parent or the Company, as applicable, and its respective directors relating to the transactions contemplated hereby.

                                 ARTICLE VIII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

      Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) HSR and Other Governmental Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act or with respect to any Other Governmental Approval shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission or similar Governmental Entity challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

            (b) Stockholder Approval. Each of the Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.

            (c) NNM Listing for Quotation. The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on the NNM, upon official notice of issuance.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

                  (e) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, "RESTRAINTS") which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (f) Approvals. Other than the filing of Merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity that are listed on Schedule 8.1(f), the failure of which to obtain, make or occur could reasonably be expected to have a Material Adverse Effect at or after the Effective Time on Parent or the Surviving Corporation, shall have been obtained, been filed or have occurred.

      Section 8.2. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "material adverse effect" or any similar limitation set forth therein), as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time except where the failure of such representations and warranties to be so true and correct could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                  (c) Tax Opinion of Counsel. Parent shall have received an opinion of Gardner Carton & Douglas LLC ("GARDNER CARTON") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that (i) the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, and (ii) the description of the federal income tax consequences of the Merger contained in the Registration Statement and the Proxy Statement-Prospectus, insofar as it relates to matters of federal income tax law, is a fair and accurate summary of such matters, which opinion shall not have been withdrawn or modified in any material respect.

      In rendering such opinion, Gardner Carton may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that, at the option of the Company, the condition set forth in this Section 8.2(c) shall be deemed to be satisfied if Gardner Carton is unable to render such opinion solely by reason of Parent or Sub refusing or failing to provide Gardner Carton with requested representations unless such representations are untrue. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Gardner Carton.

                  (d) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement and no fact or circumstance shall have occurred or arisen since the date of this Agreement that could reasonably be expected to have a Company Material Adverse Effect.

      Section 8.3. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) Representations and Warranties. (i) The representations and warranties of Parent shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "material adverse effect" or any similar limitation set forth therein) as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, except where the failure of such representations and warranties to be so true and correct could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                  (c) Tax Opinion of Counsel. The Company shall have received an opinion of Jones Day ("JONES DAY") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that (i) the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, and (ii) the description of the federal income tax consequences of the Merger contained in the Registration Statement and the Proxy Statement-Prospectus, insofar as it relates to matters of federal income tax law, is a fair and accurate summary of such matters, which opinion shall not have been withdrawn or modified in any material respect.

      In rendering such opinion, Jones Day may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that, at the option of Parent, the condition set forth in this Section 8.3(c) shall be deemed to be satisfied if Jones Day is unable to render such opinion solely by reason of the Company or any of the holders of Company Common Stock or Company Preferred Stock refusing or failing to provide Jones Day with requested representations unless such representations are untrue. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Jones Day.

                  (d) No Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement and no fact or circumstance shall have occurred or arisen since the date of this Agreement that could reasonably be expected to have a Parent Material Adverse Effect.

                                   ARTICLE IX.

                                   TERMINATION

      Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval or the Company Stockholder Approval:

                  (a)   by mutual written consent of Company and Parent;

                  (b)   by either Company or Parent:

                        (i) if the Merger shall not have been consummated by September 30, 2003 (provided that, if, by September 30, 2003, all conditions to the Closing set forth in Article VIII shall have been fulfilled other than
(i) those conditions that by their nature cannot be satisfied until the Closing Date and (ii) those conditions that are set forth in Section 8.1(a), Section 8.1(d) or Section 8.1(f), such date shall be extended to November 30, 2003); provided, however, that the right to terminate this Agreement pursuant to this
Section 9.1(b)(i) is not available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                        (ii) if the Parent Stockholder Approval has not been obtained at a Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof,

                        (iii) if the Company Stockholder Approval has not been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, or

                        (iv) if any Restraint having any of the effects set forth in Section 8.1(e) is in effect and has become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(b)(iv) has used reasonable best efforts to prevent the entry of and to remove such Restraint;

                  (c) by the Company, if any representation or warranty of Parent is inaccurate (without giving effect to any limitation as to "materiality" or "material adverse effect" or similar limitation contained or set forth therein) or Parent has breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, breach or failure to perform has given rise to or could reasonably be expected to give rise to a Parent Material Adverse Change or a Parent Material Adverse Effect and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Parent;

                  (d) by the Company in accordance with Section 7.3(b); provided, however, that, in order for the termination of this Agreement pursuant to this Section 9.1(d) to be deemed effective, the Company shall have complied with all provisions contained in Section 7.3, including the notice provisions therein, and the applicable requirements, including the payment of the Company Termination Fee, of Section 9.5;

                  (e) by the Company if (i) the Board of Directors of Parent or any committee thereof has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to the Company (including any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification), the Parent Recommendation, or approved or recommended any Parent Takeover Proposal or (ii) the Board of Directors of Parent has resolved to do any of the foregoing;

                  (f) by Parent, if any representation or warranty of the Company is inaccurate (without giving effect to any limitation as to "materiality" or "material adverse effect" or similar limitation contained or set forth therein) or the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, breach or failure to perform has given rise to or could reasonably be expected to give rise to a Company Material Adverse Change or Company Material Adverse Effect and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by the Company;

                  (g) by Parent in accordance with Section 7.2(b); provided, however, that, in order for the termination of this Agreement pursuant to this
Section 9.1(g) to be deemed effective, Parent shall have complied with all provisions of Section 7.2, including the notice provisions therein, and the applicable requirements, including the payment of the Parent Termination Fee, of
Section 9.5; or

                  (h) by Parent if (i) the Board of Directors of the Company or any committee thereof has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Parent (including any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification), the Company Recommendation, or approved or recommended any Company Takeover Proposal or (ii) the Board of Directors of the Company has resolved to do any of the foregoing.

      Section 9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of the Company or Parent, other than the provisions of Section 4.22, Section 5.23, the last sentence of
Section 7.1, Section 7.9, Section 7.11, this Section 9.2, Section 9.5 and
Article X, which provisions will survive such termination; provided, however, that nothing herein relieves any party from any liability for any material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      Section 9.3. Amendment. This Agreement may be amended by the parties at any time before or after the Parent Stockholder Approval or the Company Stockholder Approval; provided, however, that after any such approval, there may not be made any amendment that by law requires further approval by the stockholders of Parent or the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      Section 9.4. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

      Section 9.5.      Fees and Expenses.

                  (a) Except as provided in this Section 9.5(a), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Proxy Statement - Prospectus (including SEC filing fees), but excluding fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to such matters.

                  (b) If (i) this Agreement is terminated by Parent pursuant to
Section 9.1(g), then, immediately prior to such termination, Parent shall pay Company a fee equal to $20 million (the "PARENT TERMINATION FEE"), payable by wire transfer of same day funds, or (ii) (x) a Parent Takeover Proposal has been made known to Parent or any of its Subsidiaries or has been made directly to its stockholders generally or any person has publicly announced an intention (whether or not conditional) to make a Parent Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Parent Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Parent or Company pursuant to (ii), and (z) within 12 months of such termination Parent or any of its Subsidiaries enters into any Parent Acquisition Agreement or consummates any Parent Takeover Proposal (for the purposes of the foregoing proviso the terms "PARENT ACQUISITION Agreement" and "PARENT TAKEOVER PROPOSAL" have the meanings assigned to such terms in Section 7.2 except that the references to "15%" in the definition of "PARENT TAKEOVER PROPOSAL" in Section 7.2(a) are deemed to be references to 35%" and "PARENT TAKEOVER PROPOSAL" is only deemed to refer to a transaction involving Parent, or with respect to assets (including the shares of any Subsidiary) of Parent and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone), then Parent shall pay Company the Parent Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of a Parent Acquisition Agreement or the consummation of a Parent Takeover Proposal, or (iii) this Agreement is terminated by Company pursuant to Section 9.1(e), then Parent shall pay Company the Parent Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Parent acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement.

                  (c) If (i) this Agreement is terminated by Company pursuant to
Section 9.1(d), then, immediately prior to such termination, Company shall pay Parent a fee equal to $20 million (the "COMPANY TERMINATION FEE"), payable by wire transfer of same day funds, or (ii) (x) a Company Takeover Proposal has been made known to Company or any of its Subsidiaries or has been made directly to its stockholders generally or any person has publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Company Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Parent or Company pursuant to (iii), and (z) within 12 months of such termination Company or any of its Subsidiaries enters into any Company Acquisition Agreement or consummates any Company Takeover Proposal (for the purposes of the foregoing proviso the terms "COMPANY ACQUISITION AGREEMENT" and "COMPANY TAKEOVER PROPOSAL" have the meanings assigned to such terms in Section 7.3 except that the references to "15%" in the definition of "COMPANY TAKEOVER PROPOSAL" in
Section 7.3(a) are deemed to be references to "35%" and "COMPANY TAKEOVER PROPOSAL" is only deemed to refer to a transaction involving Company, or with respect to assets (including the shares of any Subsidiary) of Company and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone), then Company shall pay Parent the Company Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of a Company Acquisition Agreement or the consummation of a Company Takeover Proposal, or (iii) this Agreement is terminated by Parent pursuant to
Section 9.1(h), then Company shall pay Parent the Company Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Company acknowledges that the agreements contained in this Section 9.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

                  (d) If this Agreement is terminated at such time that this Agreement is terminable pursuant to either (but not both) of Section 9.1(c) or
Section 9.1(f), then the party whose representations or warranties are inaccurate or who has breached its covenants or other agreements contained in this Agreement shall promptly (but not later than two business days after receipt of notice from the other party) pay to the other party an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Merger or the other transactions contemplated by this Agreement) not to exceed $3 million in the aggregate ("OUT-OF-POCKET EXPENSES"), and the non-breaching party may pursue any remedies available to it at law or in equity and will, in addition to its Out-of-Pocket Expenses (which are to be paid as specified above and, if this Agreement is terminated by a party as a result of a willful breach by the other party, will not be limited to $3 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.



                                   ARTICLE X.

                               GENERAL PROVISIONS

      Section 10.1. Survivability. The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time.

      Section 10.2. Knowledge. For purposes of this Agreement, the term "knowledge" means, with respect to any entity, the actual knowledge of such entity's executive officers, after inquiry of their respective direct reports.

      Section 10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                  (a)   If to Parent or Sub, to:

                        Andrew Corporation
                        10500 West 153rd Street
                        Orland Park, Illinois 60462
                        Attention:  Chief Executive Officer
                        Facsimile: (708) 349-5294
      with copies to:

                        Gardner Carton & Douglas LLC
                        191 N. Wacker Drive, Suite 3700
                        Chicago, Illinois 60606
                        Attention: Dewey B. Crawford
                        Facsimile: (312) 569-3111

      and

                  (b)   If to the Company, to:

                        Allen Telecom Inc.
                        25101 Chagrin Boulevard
                        Suite 350
                        Beachwood, Ohio 44122
                        Attention:  General Counsel
                        Facsimile:  (216) 765-0410

              with a copy to:

                        Jones Day
                        North Point
                        901 Lakeside Avenue
                        Cleveland, Ohio 44114
                        Attention: Lyle G. Ganske
                        Facsimile: (216) 579-0212

      Section 10.4. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Governmental Entity or an unincorporated organization or other entity.

      Section 10.5. Entire Agreement; Assignment. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except for
Section 7.10, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

      Section 10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

      Section 10.7. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

      Section 10.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

      IN WITNESS WHEREFORE, each of Parent, Sub and the Company has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              PARENT:

                              ANDREW CORPORATION


                              By:       /s/ Ralph E. Faison
                                 ---------------------------------------------
                                 Name:  Ralph E. Faison
                                 Title: President and Chief Executive Officer


                                SUB:

                              ADIRONDACKS, INC.


                              By:       /s/ Charles R. Nicholas
                                 ---------------------------------------------
                                 Name:  Charles R. Nicholas
                                 Title: President


                              THE COMPANY:

                              ALLEN TELECOM INC.


                              By:       /s/ Robert G. Paul
                                 ---------------------------------------------
                                 Name:  Robert G. Paul
                                 Title: President and Chief Executive Officer

                                    EXHIBIT A
                      OFFICERS OF THE SURVIVING CORPORATION

                       Name                           Title
                       ----                           -----
                  Ralph E. Faison       Chairman & Chief Executive Officer
                   Robert G. Paul                  President
                   James LePorte                 Vice President
                   Mark A. Olson                 Vice President
                  James F. Petelle         Vice President & Secretary
                M. Jeffrey Gittelman       Vice President & Treasurer
                  Laura C. Meagher            Assistant Secretary

                                    EXHIBIT B

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ANDREW CORPORATION

                       [INCORPORATED ON NOVEMBER 21, 1986]

      ANDREW CORPORATION a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware Law"), the Certificate of Incorporation, as amended, of ANDREW CORPORATION, a Delaware corporation (the "Corporation"), is hereby amended and restated to read in its entirety as follows:

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Article 1. The name of the Corporation is ANDREW CORPORATION

Article 2. The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is the Corporation Service Company.

Article 3. The nature of the business and the objects and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article 4. a) The total number of shares of stock which the corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of common stock, at $.01 par value and One Million (1,000,000) shares of Series A 7.75% Convertible Preferred Stock, at no par value.

            (b) Holders of Common Stock have one vote in respect of each share held by them.

            (c) The Series A 7.75% Convertible Preferred Stock shall have the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      1. Definitions. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

            (a) "Accumulated Automatic Conversion Ratio Increases" shall mean, as of any date, any accumulated automatic increases to the Conversion Ratio that may occur pursuant to Section 6 (g)(ii), as such increases may be equitably adjusted from time to time pursuant to Section 16 (d).

            (b) "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

            (c) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law or executive order to close.

            (d)   "Change of Control" shall mean any of the following events:

            (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation's assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

            (ii) the Corporation consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all its assets to any Person, or permits any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation, and the surviving company, successor, transferee or lessee is not organized under the laws of the United States or any political subdivision thereof;

            (iii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Corporation;

            (iv) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13 (d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule l3d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Corporation; or

            (v) during any period of two consecutive years, individuals who at the beginning of such period composed the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

            (e) "Change of Control Date" shall mean the date on which a Change of Control event described in Section 1(d) occurs.

            (f) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

            (g) "Conversion Price" shall mean, initially, $4.338 per share of Common Stock, subject to adjustment from time to time as set forth in Section 8.

            (h) "Conversion Ratio" shall mean the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted at any time pursuant to and in accordance with an applicable voluntary or mandatory conversion provision of this Certificate of Incorporation, and shall equal (x) the Liquidation Preference divided by the Conversion Price applicable upon such conversion, plus (y) Accumulated Automatic Conversion Ratio Increases, if any, through the conversion date.

            (i) "Dividend Payment Date" shall mean February 15, May 15, August 15 and November 15 of each year, commencing __________ 15, 2003, or, if any such day is not a Business Day, the next succeeding Business Day.

            (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (k) "Holder" shall mean a holder of record of an outstanding share or shares of the Series A Preferred Stock.

            (l) "Issue Date" shall mean the original date of issuance of shares of the Series A Preferred Stock.

            (m) "Junior Stock" shall mean the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established by the Board of Directors after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

            (n) "Liquidation Parity Stock" shall mean Parity Stock the terms of which expressly provide that it will rank on parity with the Series A Preferred Stock as to rights upon the liquidation, winding-up or dissolution of the Corporation.

            (o) "Liquidation Preference" shall mean, with respect to each share of the Series A Preferred Stock, $50.00, subject to equitable adjustment from time to time pursuant to Section 16 (d).

            (p) "Market Value" shall mean the average closing price of a share of the Common Stock for a five consecutive Trading Day period on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

            (q)   "NNM" shall mean the NASDAQ National Market.

            (r) "Officer" shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

            (s) "Officers' Certificate" shall mean a certificate signed by two duly authorized Officers.

            (t) "Opinion of Counsel" shall mean a written opinion from legal counsel acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.

            (u) "Parity Stock" shall mean any class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

            (v) "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            (w) "Record Date" shall mean, with respect to a Dividend Payment Date, the 15th calendar day prior thereto, or such other date designated by the Board of Directors with respect to a Dividend Period.

            (x)   "SEC' shall mean the Securities and Exchange Commission.

            (y) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            (z) "Senior Stock" shall mean each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

            (aa) "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation).

            (bb) "Transfer Agent" shall mean Computershare Investor Services, the Corporation's duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series A Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of or in payment of any portion of a dividend on shares of the Series A Preferred Stock, or any successor duly appointed by the Corporation.

            (a) "Underwriting Agreement" shall mean that certain Underwriting Agreement with respect to the public offering of the Series D Preferred Stock of Allen Telecom, Inc., dated as of March 14, 2002, among the Allen Telecom, Inc., Bear, Stearns & Co. Inc.,

McDonald Investments Inc., A.O. Edwards & Sons, Inc., Needham & Company, Inc. and H.C. Wainwright & Co., Inc.

            (cc) "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

      2. Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

      3.    Liquidation Rights.

            (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Liquidation Preference for each outstanding share of the Series A Preferred Stock held by such Holder, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock, including, without limitation, on any Common Stock. After the payment to the Holders of the Liquidation Preference for each outstanding share of the Series A Preferred Stock, the Holders shall not be entitled to convert any share of the Series A Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the shares of the Series A Preferred Stock.

            (b) Upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, the Corporation shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the date of liquidation, winding-up or dissolution.

            (c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this
Section 3.

            (d) In the event the assets of the Corporation legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any shares of Liquidation Parity Stock upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Liquidation Parity Stock are entitled upon such liquidation, winding-up or dissolution.

      4.    Voting; Amendments.

            (a) The shares of the Series A Preferred Stock shall have no voting rights except as set forth in Section 4(b) and 4(c) or as otherwise required by Delaware law from time to time. In exercising the voting rights set forth in
Section 4(b) and 4(c), each Holder shall be entitled to one vote for each share of the Series A Preferred Stock held by such Holder.

            (b) So long as any shares of the Series A Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock, authorize, increase the authorized amount of, reclassify any authorized capital stock or the Corporation into, or issue, any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to the Certificate of Incorporation or the by-laws of the Corporation, that would materially affect the existing terms of the Series A Preferred Stock. Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Parity Stock or Junior Stock, and in taking such actions the Corporation shall not be deemed to have materially adversely affected the existing terms of the Series A Preferred Stock. In addition, the Corporation may, without the consent of any Holder, enter into a Transaction, as described in Section 9(i), in which the outstanding shares of the Series A Preferred Stock become convertible into securities other than the Common Stock, cash or other property, or consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation, as described in Section 12.

            (c) So long as at least 100,000 shares of the Series A Preferred Stock remain outstanding:

            (i) If, for each of six consecutive Dividend Periods, the Corporation fails to pay in cash, shares of Common Stock or a combination of cash and shares of Common Stock, the full dividend amount payable to the Holders with respect to such dividend Period pursuant to Sections 6(a) and 6(b), then the Holders, voting separately as one class, will be entitled at the next regular or special meeting of stockholders of the Corporation to elect one additional director of the Corporation. Effective immediately prior to the election of such additional director, the number of directors that compose the Board of Directors shall be increased by one director.

            (ii)  The Holders may exercise the voting rights set forth in
                  Section 4(c) (i) at any special meeting of the Holders held for such purpose, which may be called in accordance with the Corporation's by-laws or as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as fewer than 100,000 shares of the Series A Preferred Stock are outstanding, such time as the outstanding shares of the Series A Preferred Stock have been mandatorily converted or redeemed, or the liquidation, winding-up or dissolution of the Corporation, whichever is earliest, at which time such voting rights and the term of any director elected pursuant to this Section 4(c) shall automatically terminate.

            (iii) At any time when the voting rights set forth in Section
                  4(c)(i) shall have vested in the Holders, an Officer of the Corporation may call, and, upon written request of the Holders of at least twenty-five percent (25%) of the outstanding shares of the Series A Preferred Stock, addressed to the Secretary of the Corporation, shall call a special meeting of the Holders. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 4(c)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 4(c) shall be held at such annual meeting of stockholders.

            (iv) At any meeting held for the purpose of electing directors at which the Holders voting separately as one class shall have the right to elect a director as provided in this Section 4(c), the presence in person or by proxy of the Holders of more than fifty percent (50%) of the then outstanding shares of the Series A Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of a director by such class. The director candidate that receives the highest number of affirmative votes of the outstanding shares of the Series A Preferred Stock will be elected.

            (v) Any director elected pursuant to the voting rights set forth in this Section 4(c) shall hold office until the next annual meeting of stockholders (or his or her earlier death, resignation or removal), unless such term has previously automatically terminated pursuant to Section 4(c)(ii)) and any vacancy in respect of any such director shall be filled only by the Holders at a special meeting called in accordance with the procedures set forth in this
                  Section 4(c), or, if no such special meeting is called, at the next annual meeting of stockholders. The Holders shall be entitled to remove any director elected pursuant to this
                  Section 4(c) without cause at any time and replace such director as provided in this Section 4(c).


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
      5.    Dividends; Automatic Conversion Ratio Increases.

            (a) Subject to the rights of any holders of Senior Stock or Parity Stock, each Holder will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, dividends on each share of the Series A Preferred Stock at a rate per annum equal to 7.75% of the Liquidation Preference, or $3.875 per share annually (or $0.96875 per share in a full quarterly dividend period), payable quarterly in arrears on each Dividend Payment Date, to the Holders at the close of business on the Record Date immediately preceding the relevant Dividend Payment Date.

            (b) Dividends on the outstanding shares of the Series A Preferred Stock will be payable from the most recent Dividend Payment Date or, in the case of the dividend payable on _______ 15, 2003, from the Issue Date (each such period, a "Dividend Period"). Dividends payable on the Series A Preferred Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day.

            (c) In the event that the Board of Directors declares a dividend with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend Period pursuant to Sections 5(a) and 5(b) (such lesser amount, a "Partial Dividend"), such Partial Dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of the Series A Preferred Stock.

            (d) Any dividend on the Series A Preferred Stock shall be, at the option of the Corporation, payable in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock. The Corporation may not elect to pay any portion of the dividend with respect to any Dividend Period in shares of Common Stock unless the covenants set forth in Sections 15(f), 15(g), 15(h) and 15(i) shall have been satisfied with respect to all of the shares of Common Stock to be issued in payment thereof ("Dividend Common Stock"). If the Corporation elects to pay any portion of a dividend in Common Stock:

            (i) The Corporation shall furnish written notice of such election by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least ten days in advance of the Record Date for the relevant Dividend Payment Date.

            (ii) The number of shares of Common Stock to be issued as a dividend on the applicable Dividend Payment Date per share of the Series A Preferred Stock will be determined by dividing
                  (w) the difference between the total declared dividend amount per share of the Series A Preferred Stock to be paid with respect to the applicable Dividend Period and the amount of the cash dividend, if any, to be paid per share of the Series A Preferred Stock


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
                  with respect to such Dividend Period, by (x) the applicable Discounted Current Market Value of the Common Stock. The "Discounted Current Market Value" of a share of the Common Stock with respect to a Dividend Payment Date shall equal the product of (y) 95% and (z) the average closing price of a share of the Common Stock on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) for the ten consecutive Trading Day period ending on and including the fifth Trading Day before such Dividend Payment Date.

            (iii) No fractional shares of Common Stock shall be issued in payment of any dividend on the Series A Preferred Stock. The Transfer Agent is hereby authorized to aggregate any fractional shares of Common Stock that would otherwise be distributable as Dividend Common Stock, to sell them at the best available price and to distribute the proceeds to the Holders in proportion to their respective interests. The Corporation shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the sale by the Transfer Agent of such aggregated fractional shares of Common Stock would be restricted, the Corporation shall agree with the Transfer Agent on other appropriate arrangements for the cash realization of such fractional shares of Common Stock. If the Corporation is precluded from paying cash in lieu of fractional shares to the Holders on the Dividend Payment Date, such failure shall not trigger an automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii), and the Corporation shall, when it becomes legally and contractually able to, pay to the Holders such cash in lieu of fractional shares.

            (e) The Corporation will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any Parity Stock or Junior Stock, unless the Board of Directors has declared, and the Corporation has not failed to pay, a dividend in the full amount payable to the Holders pursuant to Sections 5(a) and 5(b) with respect to the Dividend Period in which such payment of a dividend or other distribution in respect of any Parity Stock or Junior Stock would occur. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation may:

            (i) declare and pay dividends on Parity Stock which are payable solely in shares of Parity Stock or Junior Stock;

            (ii) declare and pay dividends on Junior Stock which are payable solely in shares of Junior Stock;

            (iii) declare and pay dividends on Parity Stock or Junior Stock by increasing the liquidation value of the Parity Stock or Junior Stock, as applicable;


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
            (iv) repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock; or

            (v) repurchase, redeem or otherwise acquire Parity Stock in exchange for Parity Stock or Junior Stock.

            (f) If the Board of Directors declares a dividend with respect to a Dividend Period, the Holders at the close of business on the applicable Record Date will be entitled to receive the dividend payment on shares of the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof subsequent to such Record Date, unless the Corporation defaults in payment of such dividend on the corresponding Dividend Payment Date, in which case such Holders shall be issued on the Dividend Payment Date, in addition to the shares of Common Stock issued on the conversion date, an additional number of shares of Common Stock per converted share of the Series A Preferred Stock equal to the automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii). However, shares of the Series A Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount in cash equal to the cash dividend amount payable on that Dividend Payment Date (or, if the dividend payable on that Dividend Payment Date is payable in Common Stock in whole or in part, an amount in cash equal to the cash dividend amount that would have been payable on that Dividend Payment Date if the Corporation had elected to pay such dividend solely in cash) on the shares of the Series A Preferred Stock surrendered for conversion. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive any dividend payable by the Corporation on such tendered shares of the Series A Preferred Stock on that date, and the converting Holder need not include payment in the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

            (g) The difference between (x) the full amount payable per share of the Series A Preferred Stock to the Holders with respect to any Dividend Period pursuant to Sections 5(a) and 5(b) and (y) any lesser (or zero) actual dividend amount paid per share of the Series A Preferred Stock with respect to such Dividend Period, resulting from the failure of the Board of Directors to declare any dividend with respect to such Dividend Period, the declaration by the Board of Directors of a Partial Dividend with respect to such Dividend Period, or the failure of the Corporation to pay on the applicable Dividend Payment Date the dividend or Partial Dividend declared by the Board of Directors for such Dividend Period, is referred to as the "Dividend Deficiency." In the event that a Dividend Deficiency shall occur with respect to any Dividend Period:

            (i) The Holders will not be entitled to receive the amount of the Dividend Deficiency with respect to such Dividend Period, and the amount of the Dividend Deficiency with respect to such Dividend Period shall not accumulate and no interest or sum of money or other property or securities in lieu of interest will be payable in respect of such Dividend Deficiency.

            (ii) The Conversion Ratio shall automatically increase on the Dividend Payment Date on which the amount of such Dividend Deficiency would have been paid by a number of shares of Common Stock equal to 115% of the number of shares of Common Stock that the Corporation would have been required to issue as a stock dividend on each share of the Series A Preferred Stock to pay the Dividend Deficiency with respect to the applicable Dividend Period in full. Such automatic increase in the Conversion Ratio shall be deemed to fully satisfy in all respects the payment of the amount of the Dividend Deficiency with respect to the applicable Dividend Period, and, except for the voting rights described in Section 4(c), no other rights or interest will accrue to the Holders as a result of any Dividend Deficiency, whether or not the earnings or net surplus of the Corporation in any calendar or fiscal year of the Corporation were sufficient to pay any such Dividend Deficiency in whole or in part.

            (iii) Upon any automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii), the Corporation promptly shall deliver to the Transfer Agent an Officers' Certificate describing in reasonable detail the Dividend Deficiency requiring the automatic increase in the Conversion Ratio and the method of calculation thereof in accordance with the provisions of this Certificate of Incorporation and specifying the increased Conversion Ratio in effect following such automatic increase.

            (iv) The Corporation shall furnish notice of any Dividend Deficiency and resulting automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii) by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of a copy of the Officers' Certificate described in Section 5(g)(iii) to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder) , (A) at least ten days in advance of the Record Date for the relevant Dividend Payment Date, in the event that the Board of Directors does not declare a dividend with respect to any Dividend Period or declares a Partial Dividend with respect to any Dividend Period, or (B) no more than three days after the relevant Dividend Payment Date, if the Corporation fails to pay a dividend or Partial Dividend declared by the Board of Directors with respect to any Dividend Period.


            (h) Automatic increases in the Conversion Ratio pursuant to Section 5(g)(ii) will occur each time a Dividend Deficiency occurs with respect to a Dividend Period, and such increases in the Conversion Ratio shall accumulate with respect to each outstanding share of the Series A Preferred Stock, until the earlier of (i) such time as such shares of the Series A Preferred Stock are redeemed for cash or converted into Common Stock, cash or other property as provided in this Certificate of Incorporation, or (ii) such time as distributions of the Corporation's assets with respect to such shares of the Series A Preferred Stock are made upon the liquidation, winding-up of dissolution of the Corporation as provided in this Certificate of Incorporation. Upon distribution of the Corporation's assets to the Holders with respect to the outstanding shares of the Series A Preferred Stock upon the liquidation, winding-up of dissolution of the Corporation as provided in Section 3 or upon the mandatory redemption of the outstanding shares of the Series A Preferred Stock pursuant to Section 10, the Corporation shall not pay to any Holder any amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate such Holder for Accumulated Automatic Conversion Ratio Increases through the date of liquidation or the Mandatory Redemption Date.

            (i) The Corporation shall take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment of dividends on the Series A Preferred Stock and automatic increases in the Conversion Ratio pursuant to Section 5(g)(ii).

            (j) In the event that the Corporation consummates a transaction described in Section 1(d)(ii) , and the laws of the jurisdiction in which the successor, transferee or lessee is organized would impose a withholding tax on any dividend payment hereunder, the Corporation shall:

            (i) furnish written notice to the Holders, by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of such notice to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder) at least ten days in advance of the Record Date for the first Dividend Payment Date on which any dividend payable hereunder would be subject to such withholding tax, whether or not any dividend is paid on such Dividend Payment Date, which notice shall state that withholding taxes may be imposed with respect to dividends payable on the Series A Preferred Stock and that the Corporation will, as described in
                  Section 5(j)(ii) below, increase the dividend amounts payable on the Series A Preferred Stock with respect to all Dividend Periods for which such withholding taxes apply;

            (ii) with respect to the dividend payable on each Dividend Payment Date for which any such withholding tax may be imposed, increase the dividend amount payable to the Holders such that the net dividend amount payable to the Holders on such Dividend Payment Date after giving effect to any such withholding tax shall be equivalent to the dividend that the Holders would have received on such Dividend Payment Date absent such withholding tax; and

            (iii) with respect to each dividend for which any such withholding tax may be imposed, deliver to the Transfer Agent promptly after the declaration of such dividend an Officers' Certificate describing in detail the dividend amount that would have been payable on the relevant Dividend Payment Date before the increase for withholding taxes pursuant to Section 5(j)(ii) and the amount by which such dividend amount was increased to produce a net dividend amount equal to the dividend amount that the Holders would have received on the relevant Dividend Payment Date absent such withholding tax.

      6.    Voluntary Conversion.

            (a) Each Holder shall have the right, at its option, exercisable at any time and from time to time from the Issue Date, to convert, subject to the terms and provisions of this Section 6 and Section 10, any or all of such Holder's shares of the Series A Preferred Stock into such whole number of shares of Common Stock per share of the Series A Preferred Stock as is equal to the Conversion Ratio in effect on the date of conversion, plus cash in lieu of any fractional share of Common Stock as provided in Section 7.

            (b) The conversion right of a Holder shall be exercised by the Holder by the delivery to the Corporation at any time during usual business hours at the Corporation's principal place of business or the offices of the Transfer Agent of a written notice to the Corporation in the form of Exhibit B that the Holder elects to convert the number of its shares of the Series A Preferred Stock specified in such notice. The conversion of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. If the shares of the Series A Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require). The shares of Common Stock and cash in lieu of any fractional share due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of the Series A Preferred Stock, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's shares of the Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights of any Holder with respect to the shares of the Series A Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 7, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such shares of the Series A Preferred Stock have been converted.

      7. No Fractional Shares Upon Conversion. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series A Preferred Stock, whether voluntary or mandatory. If more than one share of the Series A Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of, and any applicable Accumulated Automatic Conversion Ratio Increases with respect to, all of such shares of the Series A Preferred Stock as of the conversion date. If the conversion of any share or shares of the Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the Trading Day next preceding the conversion date shall be paid to such Holder in cash by the Corporation.

      8. Adjustments to Conversion Price. Any adjustment to the Conversion Price shall result in a change in the Conversion Ratio. The Conversion Price shall be subject to adjustment as follows:

            (a) In case the Corporation shall at any time or from time to time:

            (i) pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 8 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation (other than the issuance of shares of Common Stock in connection with the conversion of the Series A Preferred Stock or as dividends in respect of the Series A Preferred Stock or any Parity Stock);

            (ii) subdivide the outstanding shares of Common Stock into a larger number of shares;

            (iii) combine the outstanding shares of Common Stock into a smaller number of shares;

            (iv) issue any shares of its capital stock in a reclassification of the Common Stock; or

            (v) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend subject to Section 8(b)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the Holder of shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of the Series A Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section

                  8(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

            (b) In case the Corporation shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible into, or exchangeable or exercisable for, Common Stock as equal to (i) the sum of the price paid to acquire such security convertible into, or exchangeable or exercisable for, Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (ii) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (A) issuances of such rights, options or warrants if the Holder would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series A Preferred Stock into Common Stock and (B) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, however, that if the Corporation distributes rights or warrants (other than those referred to above in this Section 8(b)) pro rata to the holders of Common Stock, the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants so long as (x) such rights or warrants have not expired or been redeemed by the Corporation, and (y) the Holder of any shares of the Series A Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such shares of the Series A Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such shares of the Series A Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

            (c) In case the Corporation shall at any time or from time to time:

            (i) make a pro rata distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in Section 8(a)(v) above, or cash distributed upon a merger or consolidation to which Section 8(i) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made, in the aggregate exceeds 10% of the Corporation's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution;

            (ii) complete a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (A) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made and (B) the aggregate amount of any such all-cash distributions referred to in Section 8(c)(i) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 10% of the Corporation's market capitalization (as defined in Section 8(c)(ii) on the expiration of such tender offer; or

            (iii) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Sections 8(a) or 8(b) above or this Section 8(c), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Series A Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 8(c) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

            (d) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Sections 8(a), 8(b), 8(c) or 8(i), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 8(h)).

            (e) Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

            (f) The Corporation reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule l4e-l under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

            (g) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

            (h) Upon any increase or decrease in the Conversion Price pursuant to this Section 8, the Corporation promptly shall deliver to the Transfer Agent and each Holder an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price and Conversion Ratio in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 8(d) (if applicable).

            (i) Subject to the provisions of Section 11, in the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of the Series A Preferred Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Corporation or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of the Series A Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event, including the exercise of the Change of Control Option contemplated in Section 11. The provisions of this Section 8(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 8(i) shall be the sole right of the Holders in connection with any Transaction and such Holders shall have no separate vote thereon.

            (j) For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on Common Stock held in treasury of the Corporation.

      9.    Mandatory Conversion.

            (a) At any time on or after February 20, 2005, the Corporation shall have the right, at its option, to cause all, but not a portion, of the outstanding shares of the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of the Series A Preferred Stock equal to the Conversion Ratio then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(a) only if the closing price of a share of the Common Stock as reported on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) equals or exceeds 125% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the Corporation's issuance of a press release, or, if no press release is issued, mailing of a notice announcing the mandatory conversion as described in Section 9(b).

            (b) To exercise the mandatory conversion right described in Section 9(a) or in Section 9(e), the Corporation shall issue a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 9(a) or in
Section 9(e), as applicable, are met, announcing such a mandatory conversion whether or not a press release is issued, the Corporation shall furnish notice of the Corporation's intention to mandatorily convert the outstanding shares of the Series A Preferred Stock by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), not later than the 15th day prior to the date on which the mandatory conversion would occur (the "Mandatory Conversion Date"). The Mandatory Conversion Date will be a date selected by the Corporation and will be at least 15 days but no more than 30 days after the Corporation issues the press release described in this Section 9(b), or if no press release is issued, after mailing of the notice described in this Section 9(b) to the Holders.

            (c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in
Section 9(a) shall state, as appropriate: (i) the Mandatory Conversion Date;
(ii) the number of shares of Common Stock to be issued upon conversion of each share of the Series A Preferred Stock; (iii) the number of shares of the Series A Preferred Stock to be converted; and (iv) that dividends on the shares of the Series A Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date.

            (d) On the Mandatory Conversion Date, dividends will cease to be payable on the Series A Preferred Stock, and all rights of any Holder with respect to the shares of the Series A Preferred Stock, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such Holder's shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 7, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such Holder's shares of the Series A Preferred Stock have been mandatorily converted. Any dividend payment declared by the Board of Directors with respect to the shares of the Series A Preferred Stock called for a mandatory conversion on a date during the period between the close of business on any Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the Holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date.

            (e) In addition to the mandatory conversion right described in
Section 9(a), if there are less than 100,000 shares of the Series A Preferred Stock outstanding, the Corporation shall have the right, at any time on or after February 20, 2006, at its option, to cause each outstanding share of the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the lesser of (i) the Conversion Ratio then in effect and (ii) the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio Increases to the Mandatory Conversion Date. Any fractional shares of Common Stock resulting from such conversion shall be settled in cash in accordance with
Section 7.

            (f) The provisions of Sections 9(b) and 9(d) shall apply to any mandatory conversion pursuant to Section 9(e). In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(e) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of the Series A Preferred Stock to be converted; (iii) that dividends on the shares of the Series A Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date; (iv) the Conversion Ratio then in effect; and (v) that the number of shares of Common Stock to be issued upon conversion of each share of the Series A Preferred Stock shall be equal to the lesser of the Conversion Ratio then in effect and the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio Increases to the Mandatory Conversion Date.

      10.   Mandatory Redemption.

            (a) On but not before February 15, 2014 (the "Mandatory Redemption Date"), the Corporation shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of the Series A Preferred Stock at a price in cash equal to the Liquidation Preference thereof (the "Mandatory Redemption Price"). The Corporation shall take all actions required or permitted under the laws of the State of Delaware to permit such mandatory redemption.

            (b) Upon mandatory redemption pursuant to this Section 10, the Corporation shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the Mandatory Redemption Date.

            (c) Unless the Corporation defaults in the payment of the Mandatory Redemption Price, the right of the Holders pursuant to Section 6 to convert shares of the Series A Preferred Stock into Common Stock shall terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, dividends on the Series A Preferred Stock will cease to be payable on and after the Mandatory Redemption Date and all other rights of the Holders will terminate on the Mandatory Redemption Date except for the right to receive the Mandatory Redemption Price, without interest.

            (d) The Corporation will furnish written notice of the mandatory redemption by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least 15 days in advance of the Mandatory Redemption Date (the "Mandatory Redemption Notice"). In addition to any information required by applicable law or regulation, the press release, if any, and Mandatory Redemption Notice shall state, as appropriate:

            (i)   the Mandatory Redemption Date;

            (ii) the total number of shares of the Series A Preferred Stock to be mandatorily redeemed;

            (iii) that each outstanding share of the Series A Preferred Stock will be redeemed for cash in an amount equal to the Mandatory Redemption Price;

            (iv) that dividends on the Series A Preferred Stock to be mandatorily redeemed will cease to be payable on the Mandatory Redemption Date, unless the Corporation defaults in the payment of the Mandatory Redemption Price;

            (v) that the right of the Holders to voluntarily convert shares of the Series A Preferred Stock into Common Stock will terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, unless the Corporation defaults in the payment of the Mandatory Redemption Price;

            (vi)  the Conversion Ratio then in effect; and

            (vii) that if any shares of the Series A Preferred Stock held by any
                  Holder are represented by one or more physical certificates, such Holder must surrender to the Corporation or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series A Preferred Stock to be redeemed.

            (e) The mandatory redemption of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. Each Holder of one or more physical certificates representing shares of the Series A Preferred Stock shall surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the Mandatory Redemption Notice shall so state), in the manner and at the place or places designated in the Mandatory Redemption Notice, and the full Mandatory

Redemption Price for such shares shall be payable in cash on the Mandatory Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.

            (f) The Corporation shall comply with any federal and state securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the mandatory redemption.

      11.   Change of Control.

            (a) Upon the occurrence of a Change of Control (or if the Corporation has mailed or is required by Section 11(d) to have mailed a notice with respect to a transaction described in Section 1(d)(ii) that is for the purpose of changing the Corporation's domicile to a location outside of the United States (a "Foreign Domicile Change of Control")), each Holder shall, in the event that the Change of Control Ratio (as defined below) is greater than the Conversion Ratio on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, on the date that is two Trading Days before the mailing of the notice described in Section 11((d)), have a one-time option (the "Change of Control Option") to convert all of such Holder's outstanding shares of the Series A Preferred Stock into shares of Common Stock, each such share of the Series A Preferred Stock being convertible into a number of shares of Common Stock equal to the sum of (u) the Liquidation Preference divided by an adjusted Conversion Price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11(d)) and (ii) $2.6291 and (v) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the amount of any Accumulated Automatic Conversion Ratio Increases through the Holder's date of conversion pursuant to its exercise of the Change of Control Option). The "Change of Control Ratio" shall equal the sum of (w) the Liquidation Preference divided by the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11 (d)) and (x) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, through the date that is two Trading Days before the mailing of the notice described in Section 11(d)). In lieu of converting shares of the Series A Preferred Stock into Common Stock upon any Holder's valid exercise of the Change of Control Option, the Corporation may, at its option, redeem each share of the Series A Preferred Stock for cash equal to the product of (y) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11(d)) and (z) the number of shares of Common Stock that would have been issuable to such Holder upon conversion in accordance with the first sentence of this
Section 11(a). Notwithstanding the foregoing, upon the occurrence of a Change of Control in which each holder of the Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the NNM and all of the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares), and shares of the Series A Preferred Stock become convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 11(a).

            (b) The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third Business Day after notice of a Change in Control has been given by the Corporation in accordance with Section 11(c); provided, however, that in the case of a Foreign Domicile Change of Control, the Change of Control Option must be exercised, if at all, during the 15 consecutive day period ending on the day immediately prior to the Change of Control Date commencing upon the Corporation's delivery of a notice to the Holders in accordance with Section 11(d).

            (c) In the event of a Change of Control (other than a Change of Control described in the last sentence of Section 11(a) or a Foreign Domicile Change of Control), notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Corporation by first class mail to each Holder. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (with respect to any such Change of Control, the "Expiration Date") pursuant to the terms of this Section 11; and (iii) the procedures that Holders must follow to exercise the Change of Control Option.

            (d) In the event of a Foreign Domicile Change of Control, notice of such Foreign Domicile Change of Control shall be given at least 15 days prior to the Change of Control Date by the Corporation by first class mail to each Holder. Each such notice shall state (i) that a Foreign Domicile Change of Control is pending; (ii) the expected Change of Control Date; (iii) the last day on which the Change of Control Option may be exercised (with respect to such Foreign Domicile Change of Control, the "Expiration Date") pursuant to the terms of this Section 11; and (iv) the procedures that Holders must follow to exercise the Change of Control Option.

            (e) On or before the Expiration Date, each Holder wishing to exercise the Change of Control Option shall furnish to the Corporation or the Transfer Agent the documentation requested in the notice described in Section 11(c) or 11(d), in the manner and at the place or places designated in such notice. The conversion or redemption of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. Each Holder of one or more physical certificates representing shares of the Series A Preferred Stock shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state). The cash or shares of Common Stock due to such Holder, as described in Section 11(a) , shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired.

            (f) The rights of the Holders pursuant to this Section 11 are in addition to, and not in lieu of, the voluntary conversion rights of the Holders provided for in Section 6.

      12.   Consolidation, Merger and Sale of Assets.

            (a) The Corporation, without the consent of any Holder, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any

Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that:

            (i) subject to the provisions of Section 11, the shares of the Series A Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series A Preferred Stock had immediately prior to such transaction; and

            (ii) the Corporation delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Incorporation.

            (b) Upon any consolidation by the Corporation with, or merger by the Corporation into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 12(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of the Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the shares of the Series A Preferred Stock.


      13. SEC Reports. Whether or not the Corporation is required to file reports with the SEC, if any shares of the Series A Preferred Stock are outstanding, the Corporation shall file with the SEC all such reports and other information as it would be required to file with the SEC pursuant to Sections 12(a) or 14(d) under the Exchange Act. The Corporation shall supply each Holder, upon request, without cost to such Holder, copies of such reports or other information.

      14.   Certificates.

            (a) The Series A Preferred Stock certificate shall be substantially in the form of Exhibit A, which is hereby incorporated in, and the form and terms thereof expressly made a part of, this Certificate of Incorporation. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

            (b) The Series A Preferred Stock shall initially be issued only in the form of one or more fully registered global security certificates ("Global Security Certificates") with the global securities legend set forth in Exhibit A hereto, registered in the name of Cede & Co., the nominee of The Depository Trust Company, which will act as securities depositary (the "Depositary") for the Series A Preferred Stock. The Global Security Certificates will be deposited with the Depositary or its custodian. As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, the Depositary or that nominee will be considered the sole owner and holder of the Global Security Certificates and all of the shares of the Series A Preferred Stock represented by those Global Security Certificates for all purposes under the Series A Preferred Stock. Except if the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Security Certificates, has ceased to be qualified to act or there is a continuing default by the Corporation in respect of its obligations under the Series A Preferred Stock, the Underwriting Agreement, this Certificate of Incorporation or any other principal agreement or instrument executed in connection with the offering of the Series A Preferred Stock, owners of beneficial interests in Global Security Certificates will not be entitled to have the Global Security Certificates or shares of the Series A Preferred Stock represented by those certificates registered in their names, will not receive or be entitled to receive physical certificates representing shares of the Series A Preferred Stock in exchange and will not be considered to be owners or holders of the Global Security Certificates or any of the shares of the Series A Preferred Stock represented by the Global Security Certificates for any purpose under the Series A Preferred Stock. All payments on shares of the Series A Preferred Stock represented by the Global Security Certificates and all related transfers and deliveries of Common Stock will be made to the Depositary or its nominee as their holder.

            (c) Except with respect to shares of Series A Preferred Stock that nay be represented by physical certificates issued by the Corporation from time to time, procedures for conversion or redemption of the shares of Series A Preferred Stock in accordance with the applicable provisions of this Certificate of Incorporation will be governed by arrangements among the Depositary, its participants and Persons that may hold beneficial interests through its participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

            (d) If the Corporation issues any physical certificate representing shares of the Series A Preferred Stock from time to time and any such Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. The Corporation shall not be required to issue any physical certificates representing shares of the Series A Preferred Stock on or after any conversion date with respect to such shares of the Series A Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock evidenced by the certificate.

      15.   Other Provisions.

            (a) With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any mandatory redemption, mandatory conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

            (b) The shares of the Series A Preferred Stock shall be issuable, convertible and redeemable only in whole shares.

            (c) Any calculation of a dollar amount or number of shares of Common Stock pursuant to any provision of this Certificate of Incorporation, including, without limitation, the calculation of Accumulated Automatic Conversion Ratio Increases, any Market Value, Discounted Current Market Value, adjusted Conversion Price, Conversion Ratio, Change of Control Ratio or Dividend Deficiency, shall be calculated to the nearest ten-thousandth of a dollar or share.

            (d) The Liquidation Preference and the annual dividend rate set forth in Section 5(a) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Series A Preferred Stock. In addition, Accumulated Automatic Conversion Ratio Increases shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference, annual dividend rate or Accumulated Automatic Conversion Ratio Increases, and the Conversion Ratio, in effect following such adjustment.

            (e) Shares of the Series A Preferred Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of the Series A Preferred Stock must be in compliance with this Certificate of Incorporation.

            (f) The Corporation covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of shares of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted. For purposes of this Section 15(f), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Corporation shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted.

            (g) The Corporation covenants that any shares of Common Stock issued upon conversion of or in payment of any dividend on shares of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

            (h) Prior to the delivery of any shares of Common Stock or other securities that the Corporation shall be obligated to deliver upon conversion of shares of the Series A Preferred Stock or the delivery of any shares of Common Stock in payment of any dividend on shares of the Series A Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. Any share of Common Stock so delivered shall be freely transferable under the Securities Act.

            (i) The Corporation shall list the shares of Common Stock required to be delivered upon conversion of shares of the Series A Preferred Stock or in payment of any dividend on shares of the Series A Preferred Stock, prior to such delivery, upon the NNM and each other national securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

            (j) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of the Series A Preferred Stock pursuant to the provisions of this Certificate of Incorporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the shares of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

            (k) The Holders as such are not entitled to any preemptive or preferential right to purchase or subscribe to any capital stock, obligations, warrants or other securities of the Corporation.

            (l) Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Incorporation.

Article 5.  DURATION.  The Corporation is to have perpetual existence.

Article 6.  BOARD OF DIRECTORS.

      SECTION 1. Number. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall consist of not less than six and not more than thirteen persons, with the specific number to be determined by resolution of the Board of Directors.

      SECTION 2. Terms. Each director shall hold office until the next Annual Meeting of Stockholders after his election or until his successor is elected and qualified or until his earlier resignation or removal.

      SECTION 3. Stockholder Nominations of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

      SECTION 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders.

      SECTION 5. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article 7. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Article 8. BYLAWS AMENDMENTS. The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

Article 9. ACQUISITION PROPOSALS. In determining whether an "acquisition proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation:

            (a) the consideration being offered in the acquisition proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity, and

            (b) the social, legal and economic effects upon employees, suppliers, customers and on the communities in which the Corporation is located, as well as on the long-term business prospects of the Corporation.

"Acquisition proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, (iii) to purchase or otherwise acquire all or substantially all the properties and assets of the Corporation.

This Section shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers or customers.

Article 10. INDEMNIFICATION.

      SECTION 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from the director derived an improper personal benefit.

      SECTION 2. Indemnification and Insurance.

            (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, if a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (b) Right of Claimant to Bring Suit. If a claim under paragraph A of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

            (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      SECOND: That, pursuant to a resolution of its Board of Directors, a Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by
Section 242 of the General Corporation Law of the State of Delaware were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, ANDREW CORPORATION has caused this certified to be signed by ____________________, its _____________________, this __ day of
___________, 2003.

                                    ANDREW CORPORATION

                                    By:
                                       -----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Its:
                                         ---------------------------------------

                                                                       EXHIBIT A


                        FORM OF SERIES A PREFERRED STOCK

                                FACE OF SECURITY

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

Certificate Number:

Number of Shares of Series A Preferred Stock:

CUSIP No. : ____________

                   Series A 7.75% Convertible Preferred Stock
                                       of
                               Andrew Corporation

Andrew Corporation, a Delaware corporation (the "Company"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated as the Series A 7.75% Convertible Preferred Stock, without par value, liquidation preference $50.00 per share (the "Series A Preferred Stock"). The shares of the Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company dated __________, 2003, as the same may be amended from time to time in accordance with its terms (the "Certificate of Incorporation"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Incorporation. The Company will provide a copy of the Certificate of

-------------

      (1)   Subject to removal if not a global security certificate.

Incorporation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth in this certificate.

Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder. Unless the Transfer Agent's valid countersignature appears hereon, the shares of the Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this Series A Preferred Stock certificate as of the date set forth below.

                                ANDREW CORPORATION

                                By:
                                     -------------------------------------------

                                      Name:
                                      Title:


                                By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                Dated:
                                        ----------------------------------------


COUNTERSIGNED AND REGISTERED

______________________, as Transfer Agent,


By:
     ---------------------------------------
      Authorized Signatory


Dated:
        ------------------------------------

                               REVERSE OF SECURITY

Dividends on each share of Series A Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Company from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Incorporation. Dividends may be paid in cash, in shares of the Company's common stock, par value $0.01 per share ("Common Stock"), or a combination thereof.

The shares of the Series A Preferred Stock shall be redeemable as provided in the Certificate of Incorporation. The shares of the Series A Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Incorporation.

The Company shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Company's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number) (Insert address and zip code of assignee)

--------------------------------------------------------------------------------

and irrevocably appoints:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:
       ----------------------------------------------

Signature:
            -----------------------------------------

(Sign exactly as your name appears on the other side of this Series A Preferred Stock certificate)

Signature Guarantee:(2)
                       ---------------------------------------

------------

      (2) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                              NOTICE OF CONVERSION

              (To be executed by the registered holder in order to
                 convert shares of the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") [________] shares of Series A 7.75% Convertible Preferred Stock (the "Series A Preferred Stock"), into shares of common stock, par value $0.01 per share ("Common Stock"), of Andrew Corporation (the "Company") according to the conditions of the Amended and Restated Certificate of Incorporation establishing the terms of the Series A Preferred Stock (the "Certificate of Incorporation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith payment of all applicable taxes or evidence that such taxes have been paid. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing shares of the Series A Preferred Stock to be converted is attached hereto (or evidence of loss, theft or destruction thereof)(3)

Date of Conversion:
                    ------------------------------------------------------------

Applicable Conversion Ratio:
                             ---------------------------------------------------

Number of shares of Series A Preferred Stock to be Converted:
                                                              ------------------

Number of shares of Common Stock to be Issued:
                                               ---------------------------------

Signature:
          ----------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Address: (4)
            --------------------------------------------------------------------

Fax No.:
          ----------------------------------------------------------------------


---------

      (3) The Company is not required to issue shares of Common Stock until the original certificates representing the shares of the Series A Preferred Stock (or evidence of loss, theft or destruction thereof and indemnity reasonably satisfactory to the Company and the Transfer Agent) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Common Stock by hand or by delivery to an overnight courier not later than three business days following receipt of the original stock certificates representing the shares of the Series A Preferred Stock to be converted.

      (4) Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                    EXHIBIT C

                             ________________, 2003

Andrew Corporation
10500 West 153rd Street
Orland Park, Illinois  60462
Attention:  Vice President, Law

Gentlemen:

      I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Allen Telecom Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposed of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 17, 2003 (the "Agreement"), by and among Andrew Corporation, a Delaware corporation ("Parent"), Adirondacks, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Parent will acquire all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") and the Company will merge with and into Sub (the "Merger").

      As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share of Parent ("Parent Common Stock"). I would receive the Parent Common Stock in exchange for shares (or options for shares) owned by me of Company Common Stock.

      I represent, warrant and covenant to Parent that in the event I receive Parent Common Stock as a result of the Merger:

      A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

      B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

      C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

      D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

      E. I also understand that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ____________, 2003 BETWEEN THE REGISTERED HOLDER HEREOF AND ANDREW CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANDREW CORPORATION"

      F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

      It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

      Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

                                                 Very truly yours,



                                                 -------------------------------
                                                 Name:


Accepted this ___ day of _______, 2003, by

ANDREW CORPORATION

By:
    ----------------------------------
     Name:
     Title: